Exhibit 2.1

AGREEMENT AND PLAN OF MERGER

THIS AGREEMENT AND PLAN OF MERGER, dated as of December 29, 2010 (the “ Agreement “), by and among Superior Silver Mines, Inc., a Nevada corporation (“ Acquiror “), Superior Silver Mines Acquisition Corp., a Delaware corporation and wholly-owned subsidiary of Acquiror (“ MergerCo “), and Clean Wind Energy, Inc., a Delaware corporation (the “ Company “)

RECITALS

WHEREAS, Acquiror, through MergerCo, desires to acquire all of the shares of the capital stock of the Company on the terms and conditions set forth in this Agreement;

WHEREAS, the parties intend to effectuate the aforementioned acquisition of Company Shares by merging MergerCo with and into the Company (the “ Merger “) pursuant to the terms and conditions set forth in this Agreement with the Company being the surviving corporation in the Merger;

WHEREAS, the parties intend this transaction to be treated as a reorganization under Section 368(a) of the Internal Revenue Code of 1986, as amended (the “ Code “); and

WHEREAS, the Company and its stockholders deem it advisable and in their best interests to effect the Merger contemplated by this Agreement.

NOW, THEREFORE, in consideration of the representations, warranties, covenants and agreements contained in this Agreement, the parties agree as follows:

ARTICLE 1.

CERTAIN DEFINITIONS; INTERPRETATION

Section 1.1 Certain Definitions . The following terms are used in this Agreement with the meanings set forth below:

“Acquiror” has the meaning assigned in the preamble to this Agreement.

“Acquiror Articles” means the Articles of Incorporation of the Acquiror, as amended.

“Acquiror Benefit Plans” has the meaning assigned in Section 4.3(n)(1).

“Acquiror Bylaws” means the Bylaws of Acquiror.

“Acquiror Board” has the meaning assigned in Section 4.3(c).

“Acquiror Common Stock” has the meaning assigned in Section 3.1(c).

“Acquiror Disclosure Schedule” has the meaning assigned in Section 4.1.

“Acquiror ERISA Affiliate” has the meaning assigned in Section 4.3(n)(6).

“Acquiror Financial Statements” has the meaning assigned in Section 4.3(g)(2).

“Acquiror License Agreements” has the meaning assigned in Section 4.3(p)(1).

“Acquiror Material Contracts” has the meaning assigned in Section 4.3(i)(1).

“Acquiror Preferred Stock” has the meaning assigned in Section 4.3(e).

“Acquiror Reports” has the meaning assigned in Section 4.3(k)(6).

“Acquiror SEC Documents” has the meaning assigned in Section 4.3(g)(1).

“Acquiror Stock” has the meaning assigned in Section 4.3(e).

“Affiliate” means, with respect to any specified person, any other person, directly or indirectly controlling, controlled by or under common control with such specified person. For purposes of this definition, “control” when used in connection with any specified person means the power to direct the management or policies of such person, directly or indirectly, whether through the ownership of voting securities, by Contract or otherwise; and the terms “controlling” and “controlled” have correlative meanings to the foregoing.

“Agreement” means this Agreement, as amended or modified from time to time in accordance with Section 8.2.

“Business Day” means any day on which the principal offices of the SEC in Washington, D.C. are open to accept filings or, in the case of determining a date when any payment is due, any day on which banks are not required or authorized by law to close in New York, New York.

“Certificate of Merger” has the meaning assigned in Section 2.2.

“Closing” has the meaning assigned in Section 2.2.

“Closing Date” has the meaning assigned in Section 2.2

“Code” has the meaning assigned in the Recitals to this Agreement.

“Common Stock Exchange Ratio” has the meaning assigned in Section 3.1(c).

“Company” has the meaning assigned in the preamble to this Agreement.

“Company Board” has the meaning assigned in Section 4.2(c)(1).

“Company Bylaws” means the By-laws of the Company.

“Company Certificate” means the Certificate of Incorporation of the Company, as amended.

“Company Common Stock” means each share of common stock, par value $0.001 per share, of the Company.

“Company Disclosure Schedule” has the meaning assigned in Section 4.1.

“Company Financial Statements” means the audited financial statements of the Company as of September 30, 2010, which are set forth on Schedule 1.1 , consisting of the consolidated balance sheet at such date and the related consolidated statements of earnings and retained earnings and cash flows for the period then ended, and all notes thereto.

“Company License Agreements” has the meaning assigned in Section 4.2(q)(1).

“Company Preferred Stock” has the meaning assigned in Section 4.2(e).

“Company Stock” means, collectively, the Company Common Stock and the Company Preferred Stock.

“Contract” means, with respect to any person, any agreement, indenture, undertaking, debt instrument, contract, contractual obligation, lease or other commitment to which such person or any of its Subsidiaries is a party or by which any of them is bound or to which any of their properties is subject.

“Copyrights” has the meaning assigned in Section 4.2(q)(1).

“DGCL” means the General Corporation Law of the State of Delaware.

“Effective Date” means the date on which the Effective Time occurs.

“Effective Time” has the meaning assigned in Section 2.2.

“Environmental Laws” means any federal, state, municipal or local law which regulates, governs, relates to or otherwise imposes liability or standards of conduct concerning discharges, emissions, releases or threatened releases of any pollutants, contaminants or hazardous or toxic wastes, substances or materials, whether as liquids, solids or gases, into ambient air, surface water, ground water, land or into the environment, or otherwise relating to noise, odors, mold and other fungi, petroleum, asbestos, lead based paint, employee health and safety, including occupational safety laws or which regulates, governs, relates to the manufacture, processing, generation, distribution, use, treatment, storage, disposal, cleanup, transport or handling of pollutants, contaminants, or hazardous or toxic wastes, substances or materials, including the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, the Superfund Amendments and Reauthorization Act of 1986, as amended, the Resource Conservation and Recovery Act of 1976, as amended, the Toxic Substances Control Act of 1976, as amended, the Federal Water Pollution Control Act Amendments of 1972, the Clean Water Act of 1977, as amended, any so-called “Superfund” or “Superlien” Law (including those already referenced in this definition) and any other law of any Governmental Authority having a similar subject matter.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder.

“Exchange Agent” has the meaning assigned in Section 3.3(a).

“Exchange Fund” has the meaning assigned in Section 3.3(a).

“GAAP” means United States generally accepted accounting principles at the time in effect.

“Governmental Authority” means any court, administrative agency or commission, self-regulatory organization or other foreign, federal, state or local governmental authority or instrumentality.

“Hazardous Substances” means any material or substance which (i) constitutes a hazardous substance, toxic substance or pollutant (as such terms are defined by or pursuant to any Environmental Law) or (ii) is regulated or controlled as a hazardous substance, toxic substance, pollutant or other regulated or controlled material, substance or matter pursuant to any Environmental Law, or (iii) has been determined to have deleterious effects on human health.

“Intellectual Property” has the meaning assigned in Section 4.2(q)(1).

“IRS” means the Internal Revenue Service.

“Knowledge” means, (i) with respect to the Company, the actual knowledge after reasonable inquiry of Ronald Pickett, and, (ii) with respect to Acquiror, the actual knowledge after reasonable inquiry of Thomas S. Smith and Dennis O’Brien.

“Liens” means any charge, mortgage, pledge, security interest, restriction, claim, lien, or encumbrance.

“Material Adverse Effect” means with respect to Acquiror, the Company, or the Surviving Corporation, respectively, any change, effect, event or occurrence that, individually or in the aggregate, has a material adverse effect on the financial position, results of operations, assets, properties, business, or prospects of Acquiror and its Subsidiaries, taken as a whole, the Company, or the Surviving Corporation, as the case may be; provided that “Material Adverse Effect” shall not be deemed to include the effects of (i) any changes in GAAP that affect generally entities such as the Company or the Acquiror, (ii) general business or economic conditions or from general changes or developments affecting the industries in which the Company or the Acquiror operate in areas where the Company or the Acquiror does business directly or through its Subsidiaries, except to the extent that any such change has a disproportionate impact on the Company or Acquiror or its Subsidiaries, (iii) financial, banking or securities markets in general (including any disruption thereof and any decline in the price of any security or any market index), (iv) any change in the trading price of the Acquiror Common Stock between the date hereof and the Effective Time, or (v) the announcement of this Agreement or the consummation of the transactions contemplated hereby, including compliance with the covenants set forth herein, or any action taken or omitted to be taken by (x) the Company at the written request or with the prior written consent of Acquiror or MergerCo or (y) Acquiror or MergerCo at the written request or with the prior written consent of the Company.

“Merger” has the meaning assigned in the Recitals of this Agreement.

“MergerCo” has the meaning assigned in the preamble to this Agreement.

“Merger Consideration” has the meaning assigned in Section 3.1(c).

“OTC BB” has the meaning assigned in Section 4.3(w).

“Patents” has the meaning assigned in Section 4.2(q)(1).

“Permitted Liens” means (a) statutory Liens for current Taxes or other governmental charges not yet due and payable or the amount or validity of which is being contested in good faith by appropriate Proceedings, (b) Liens arising under workers’ compensation, unemployment insurance, social security, retirement and similar legislation, (c) other statutory liens securing payments not yet due including builder, mechanic, warehousemen, materialmen, contractor, landlord, workmen, repairmen, and carrier Liens, (d) purchase money Liens and Liens securing rental payments under capital lease arrangements entered into in the ordinary course of business or necessary to meet production or other requirements for the fulfillment of customer contracts or orders, and (e) mortgages, or deeds of trust, security interests or other encumbrances on title related to indebtedness reflected on the consolidated financial statements of the Company or Acquiror.

“Person” means and includes an individual, bank, partnership, joint venture, limited liability company, corporation, trust, unincorporated organization and government or any department or agency thereof.

“Press Release” has the meaning assigned in Section 5.6.

“Pro Forma Financial Statements” has the meaning assigned in Section 5.7.

“Proceeding” means any claim, action, arbitration, audit, contest, hearing, investigation, litigation or suit (whether civil, criminal, administrative, investigative or informal) commenced, brought, conducted, or heard by or before or otherwise involving, any court, administrative agency, other Governmental Authority or arbitrator.

“Rights” means, with respect to any person, securities or obligations convertible into or exercisable or exchangeable for, or giving any person any right to subscribe for, redeem or acquire, or any options, calls or commitments relating to, or any stock appreciation right or other instrument the value of which is determined in whole or in part by reference to the market price or value of, shares of capital stock of such person.

“SEC” means the U.S. Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations thereunder.

“Securities Laws” means, collectively, the Securities Act, the Exchange Act, the Investment Advisors Act of 1940, the Investment Company Act of 1940, and any state securities and “blue sky” laws.

“Software” has the meaning assigned in Section 4.2(q)(1).

“Subsidiary” means any Person in which the Company or Acquiror holds any outstanding equity or voting interests.

“Surviving Corporation” has the meaning assigned in Section 2.1.

“Taxes” shall mean (i) all taxes, charges, fees, duties (including customs duties), levies or other assessments, including income, gross receipts, net proceeds, ad valorem, turnover, real and personal property (tangible and intangible), sales, use, franchise, excise, value added, stamp, leasing, lease, user, transfer, fuel, excess profits, occupational, interest equalization, windfall profits, severance, license, payroll, environmental, capital stock, disability, employee’s income withholding, other withholding, unemployment and Social Security taxes, which are imposed by any Governmental Authority, and such term shall include any interest, penalties or additions to tax attributable thereto, and (ii) any liability of the Company, Acquiror, MergerCo or any Subsidiary for the payment of amounts determined by reference to amounts described in clause (i) as a result of being a member of an affiliated, consolidated, combined or unitary group.

“Tax Returns” means, collectively, all returns, declarations, reports, estimates, information returns and statements required to be filed under federal, state, local or any foreign tax laws.

“Trademarks” has the meaning assigned in Section 4.2(q)(1).

“Trade Secrets” has the meaning assigned in Section 4.2(q)(1).

“Transaction Form 8-K” has the meaning assigned in Section 5.6.

“WARN” has the meaning assigned in Section 4.2(n)(3).

Section 1.2 Interpretation . When a reference is made in this Agreement to Recitals, Sections, Annexes or Schedules, such reference shall be to a Recital or Section of, or Annex or Schedule to, this Agreement unless otherwise indicated. The headings contained in this Agreement are for reference purposes only and are not part of this Agreement. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed followed by the words “without limitation.” No rule against the draftsperson shall be applied in connection with the interpretation or enforcement of this Agreement. Whenever this Agreement shall require a party to take an action, such requirement shall be deemed to constitute an undertaking by such party to cause its Subsidiaries also to take such action.

ARTICLE 2.

THE MERGER

Section 2.1 The Merger . Upon the terms and subject to the conditions hereof, at the Effective Time and in accordance with the provisions of this Agreement and the DGCL, MergerCo shall be merged with and into the Company, whereupon the separate corporate existence of MergerCo shall cease, and the Company shall continue as the surviving corporation (the “ Surviving Corporation “). From and after the Effective Time, the Surviving Corporation shall possess all the rights, privileges, immunities, powers and franchises, of a public as well as a private nature, of the Company and MergerCo, and be subject to all the liabilities, obligations and duties of the Company and MergerCo, all as more fully described in the DGCL.

Section 2.2 Closing; Effective Time . Unless this Agreement has been terminated pursuant to Article 7 and subject to the satisfaction or, when permissible, waiver of the conditions set forth in Article 6, the closing of the Merger (the “ Closing “) shall take place at the offices of Holland & Knight LLP in Miami, Florida, as soon as practicable but in no event later than 3:00 p.m. EST time on the first Business Day after the date on which each of the conditions set forth in Article 6 has been satisfied or waived or at such other place, at such other time or on such other date as MergerCo and the Company may mutually agree. The date on which the Closing actually occurs is hereinafter referred to as the “ Closing Date .” At the Closing, MergerCo and the Company shall cause a certificate of merger for the Merger (the “ Certificate of Merger “) to be executed and filed with the Secretary of State of the State of Delaware in the form required by and executed in accordance with the applicable provisions of the DGCL. The Merger shall become effective as of the date and time of such filing or such other time after such filings as the parties hereto shall agree to in the Certificate of Merger (the “ Effective Time “).

Section 2.3 Certificate of Incorporation . At the Effective Time, the Company Certificate shall be amended to read in its entirety as set forth on Exhibit A hereto and as so amended shall be the certificate of incorporation of the Surviving Corporation until thereafter amended as provided by the DGCL and such certificate of incorporation.

Section 2.4 Bylaws . At the Effective Time, the Company Bylaws shall be amended in their entirety as set forth on Exhibit B hereto and as so amended shall by the bylaws of the Surviving Corporation until thereafter amended in accordance with the terms thereof, the certificate of incorporation of the Surviving Corporation and the DGCL.

Section 2.5 Directors and Officers . The directors and officers of the Company immediately prior to the Effective Time shall become, from and after the Effective Time, the directors and officers of the Surviving Corporation, until their respective successors are duly elected or appointed, or until such person’s earlier death, resignation or removal.

Section 2.6 Board of Directors of Acquiror . Effective as of and after the Effective Time, the Board of Directors of Acquiror shall consist of persons selected by the Company and Acquiror whom are listed on Exhibit C of the Agreement; provided that in no event shall the members of the Board of Directors of the Acquiror immediately preceding the Effective Time constitute less than a majority of the Board of Directors immediately following the Effective Time.

Section 2.7 Further Assurances . At and after the Effective Time, the officers and directors of the Surviving Corporation will be authorized to execute and deliver, in the name and on behalf of the Company or MergerCo, any deeds, bills of sale, assignments or assurances and to take and do, in the name and on behalf of the Company or MergerCo, any other actions and things to vest, perfect or confirm of record or otherwise in the Surviving Corporation any and all right, title and interest in, to and under any of the rights, properties or assets acquired or to be acquired by the Surviving Corporation as a result of, or in connection with, the Merger.

Section 2.8 Effect of the Merger . From and after the Effective Time, the effect of the Merger shall be as provided in the applicable provisions of the DGCL. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, all the properties, rights, privileges, powers and franchises of the Company and MergerCo shall vest in the Surviving Corporation, and all debts, liabilities, obligations, restrictions and duties of each of the Company and MergerCo shall, by operation of law, become the debts, liabilities, obligations, restrictions and duties of the Surviving Corporation.

ARTICLE 3.

CONVERSION OF SHARES

Section 3.1 Effect on Capital Stock . At the Effective Time, by virtue of the Merger and without any action on the part of the Company, Acquiror, MergerCo or the holders of any of the following securities:

(a) Capital Stock of MergerCo . Each share of common stock, par value $0.01 per share, of MergerCo issued and outstanding immediately prior to the Effective Time shall be canceled and shall be converted automatically into one share of common stock of the Surviving Corporation. Such share will constitute the only outstanding share of capital stock of the Surviving Corporation.

(b) Treasury Stock and Acquiror Owned Stock . Each share of Company Common Stock or Right to acquire Company Common Stock that is owned or controlled by the Company or Acquiror shall automatically be canceled, retired and shall cease to exist without payment of any consideration thereof and without any conversion thereof.

(c) Conversion of Company Common Stock . Each issued and outstanding share of Company Common Stock shall be converted into and represent the right to receive, and will be exchangeable for, 4,000 shares (the “ Common Stock Exchange Ratio “) of validly issued, fully paid and nonassessable shares of Acquiror Common Stock, par value $0.0001 per share (the “ Acquiror Common Stock “), subject to adjustment pursuant to Section 3.2 (the “ Merger Consideration “). The total consideration to be paid to the stockholders of the Company in connection with the Merger shall be the issuance of 300,000,000 shares of Acquiror Common Stock on the Closing Date.

Section 3.2 Adjustment of Merger Consideration . If, after the date of this Agreement, but prior to the Effective Time,

(a) the shares of Acquiror Common Stock or Company Common Stock issued and outstanding shall, through a reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split or other similar change in the capitalization of Acquiror (regardless of the method of effectuation of any of the foregoing, including by way of a merger or otherwise), increase or decrease in number or be changed into or exchanged for a different kind or number of securities, or

(b) the Company shall issue any additional shares of its Common Stock or other securities that are exercisable for or convertible into shares of Common Stock of the Company,

then, in either event, the applicable Merger Consideration and the Common Stock Exchange Ratio shall be appropriately adjusted to provide the holders of Company Stock and holders of Acquiror Common Stock the same economic effect as contemplated by this Agreement prior to such event.

Section 3.3 Payment for Company Stock .

(a) Exchange Agent . Not less than three (3) Business Days prior to the Closing Date, unless otherwise agreed by the Company, Acquiror shall designate a bank or trust company reasonably acceptable to the Company to act as exchange agent in connection with the Merger (the “ Exchange Agent “) for the purpose of exchanging certificates (the “ Certificates “) that immediately prior to the Effective Time represented shares of Company Stock for the applicable Merger Consideration. At or prior to the Effective Time, Acquiror shall deposit with the Exchange Agent, for the benefit of the holders of Company Stock, certificates or, at Acquiror’s option, evidence of shares in book-entry form, representing shares of Acquiror Common Stock in such denominations as the Exchange Agent may reasonably specify, and cash sufficient to make payments in lieu of fractional shares pursuant to Section 3.3(c). All such certificates (or evidence of book-entry form, as the case may be) for shares of Acquiror Common Stock so deposited, together with any dividends or distributions with respect thereto, and cash deposited with the Exchange Agent is hereinafter referred to as the “ Exchange Fund ..”

(b) Exchange .

(1) As soon as reasonably practicable after the Effective Time but no later than fourteen (14) days thereafter, the Surviving Corporation shall cause to be mailed to each record holder, as of the Effective Time, of shares of Company Stock, (i) a letter of transmittal (which shall be in customary form and shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon proper delivery of the Certificates to the Exchange Agent) and (ii) instructions for use of the letter of transmittal in effecting the surrender of the Certificates for payment of the applicable Merger Consideration therefor.

(2) In effecting the payment and delivery of the applicable Merger Consideration in respect of Company Stock entitled to the applicable Merger Consideration pursuant to Section 3.1, upon the surrender of a Certificate, the Exchange Agent shall deliver the number of whole shares of Acquiror Common Stock, as well as cash sufficient to make payments in lieu of any fractional shares of Acquiror Common Stock pursuant to Section 3.3(c), which such holder is entitled to receive as Merger Consideration in accordance with this Article 3. Upon such delivery, such Certificate so surrendered shall forthwith be canceled.

(3) If Acquiror Common Stock is to be remitted to a Person other than that in which the Certificate surrendered for exchange is registered, it shall be a condition of such delivery: (a) that the Certificate so surrendered shall be properly endorsed, with signature guaranteed or otherwise in proper form for transfer, and (b) the Person requesting such delivery shall pay to the Exchange Agent any transfer or other taxes required by reason of the delivery to a Person, other than that of the registered holder of the Certificate surrendered, or shall establish to the satisfaction of the Exchange Agent that such Tax has been paid or is not applicable.

(4) Until surrendered in accordance with the provisions of this Section 3.3, each Certificate shall, after the Effective Time, represent for all purposes only the right to receive upon such surrender, the applicable Merger Consideration applicable thereto, without any interest thereon, subject to any required withholding Taxes, the delivery of which shall be deemed to be the satisfaction in full of all rights pertaining to the shares of Company Stock exchanged in the Merger.

(5) The stock transfer books of the Company shall be closed immediately upon the Effective Time and there shall be no further registration of transfers of shares of Company Stock thereafter on the records of the Company. On or after the Effective Time, any Certificates presented to the Exchange Agent or the Surviving Corporation for any reason shall be cancelled and exchanged into the applicable Merger Consideration and, if applicable, cash payment in lieu of fractional shares of Acquiror Common Stock pursuant to Section 3.3(c), with respect to the shares of Company Stock formerly represented thereby.

(c) No Issuance of Fractional Shares . No certificate or scrip representing fractional Acquiror Common Stock shall be issued upon the surrender of Certificates or otherwise in the Merger. Notwithstanding any other provision of this Agreement, each holder of shares of Company Stock that are converted pursuant to the Merger who would otherwise have been entitled to receive a fraction of a share of Acquiror Common Stock (after taking into account all Certificates delivered by such holder and the aggregate number of Company Stock formerly represented thereby) shall receive, in lieu thereof, cash (without interest) in an amount equal to such fractional amount multiplied by the average of the daily closing sales prices of a share of Acquiror Common Stock as reported on the OTC BB for the five consecutive trading days immediately preceding the Effective Time. The parties acknowledge that payment of cash in lieu of issuing fractional shares is solely for the purpose of avoiding the expense and inconvenience to Acquiror of issuing fractional shares and does not represent separately bargained-for consideration.

(d) Lost Certificates .. If any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such Certificate to be lost, stolen or destroyed and, if required by Acquiror, the posting by such Person of a bond in such reasonable amount as Acquiror may direct as indemnity against any claim that may be made against it with respect to such Certificate, the Exchange Agent will deliver in exchange for such lost, stolen or destroyed Certificate the applicable Merger Consideration and, if applicable, cash payment in lieu of fractional shares of Acquiror Common Stock pursuant to Section 3.3(c), with respect to the Company Common Stock formerly represented thereby, pursuant to this Agreement.

(e) Distributions With Respect to Unexchanged Shares . No dividends or other distributions with respect to shares of Acquiror Common Stock issuable with respect to the shares of Company Stock shall be paid to the holder of any unsurrendered Certificates until those Certificates are surrendered as provided in this Article 3. Upon surrender, there shall be issued and/or paid to the holder of the shares of Acquiror Common Stock issued in exchange therefor, without interest, (i) at the time of surrender, the dividends or other distributions payable with respect to those shares of Acquiror Common Stock with a record date on or after the date of the Effective Time and a payment date on or prior to the date of this surrender and not previously paid and (ii) at the appropriate payment date, the dividends or other distributions payable with respect to those shares of Acquiror Common Stock with a record date on or after the date of the Effective Time but with a payment date subsequent to surrender.

(f) Termination of Exchange Fund . Any portion of the Exchange Fund which remains undistributed to the stockholders of the Company for twelve months after the Effective Time shall be delivered to Acquiror, upon demand, and any holders of Company Common Stock prior to the Merger who have not theretofore complied with Article 3 shall thereafter look only to Acquiror for payment and delivery of the applicable Merger Consideration, for unexchanged Certificates to which such holders may be entitled.

(g) No Liability .. None of Acquiror, MergerCo, the Surviving Corporation or the Exchange Agent shall be liable to any Person in respect of any portion of the Exchange Fund delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.

(h) Withholding .. Acquiror and the Exchange Agent shall be entitled to deduct and withhold from the Merger Consideration otherwise payable pursuant to this Agreement to any holder of Company Stock such amounts as it is required to deduct and withhold with respect to the making of such payment under the Code and the rules and regulations promulgated thereunder, or any provision of state, local or foreign tax law. To the extent that amounts are so withheld by Acquiror or the Exchange Agent, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of the shares of Company Stock in respect of which such deduction and withholding was made by Acquiror or the Exchange Agent.

ARTICLE 4.

REPRESENTATIONS AND WARRANTIES OF
THE COMPANY, ACQUIROR AND MERGERCO

Section 4.1 Disclosure Schedules . On or prior to the date hereof, the Company has delivered to Acquiror a schedule setting forth, among other things, items the disclosure of which is necessary or appropriate either: (i) in response to an express informational requirement contained in or requested by a provision hereof, or (ii) as an exception to one or more representations or warranties contained in Section 4.2 or to one or more of its covenants contained in Article 5 (the “ Company Disclosure Schedule “). On or prior to the date hereof, Acquiror has delivered to the Company, a schedule setting forth, among other things, items the disclosure of which is necessary or appropriate either: (i) in response to an express informational requirement contained in or requested by a provision hereof, or (ii) as an exception to one or more representations or warranties contained in Section 4.3 or to one or more of its covenants contained in Article 5 (the “ Acquiror Disclosure Schedule “). The inclusion of an item in either the Company Disclosure Schedule or the Acquiror Disclosure Schedule as an exception to a representation or warranty or covenant shall not be deemed an admission by a party that such item (or any undisclosed item or information of comparable or greater significance) represents a material exception or fact, event or circumstance with respect to the Company, Acquiror or MergerCo, respectively.

Section 4.2 Representations and Warranties of the Company . Except as set forth in the Company Disclosure Schedule, the Company hereby represents and warrants to Acquiror and MergerCo as follows:

(a) Organization, Standing and Authority . The Company is a corporation, duly organized, validly existing and in good standing under the laws of the State of Delaware, and is duly qualified or licensed to do business and is in good standing in all jurisdictions where its ownership or leasing of property or assets or the conduct of its business requires it to be so qualified or licensed, except for those jurisdictions in which failure to do so has not, or could not reasonably be expected to have a Material Adverse Effect.

(b) Corporate Power . The Company has all requisite corporate power and authority to own, lease and operate their respective properties and to carry on their respective businesses as they are now being owned, leased, operated and conducted.

(c) Corporate Authority .

(1) The Company has the requisite corporate power and authority necessary to authorize the execution and delivery of, and performance of its obligations under, this Agreement and to consummate the transactions contemplated by this Agreement. The execution, delivery and performance by the Company of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by the Board of Directors of the Company (the “ Company Board “) and a majority of the outstanding shares of Company Common Stock. This Agreement has been duly and validly executed and delivered by the Company and is a valid and legally binding obligation of the Company, enforceable in accordance with its terms, subject only to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability related to or affecting creditors’ rights and to general principles of equity.

(2) The Company Board (i) has determined that the Merger is advisable, fair to and in the best interests of the Company and its stockholders, (ii) has approved and adopted this Agreement and declared its advisability and approved the Merger and the other transactions contemplated by this Agreement, and (iii) recommended that the stockholders of the Company approve and adopt this Agreement.

(d) Regulatory Filings; Consents; No Defaults .

(1) No consents, approvals, orders or authorizations of, or filings, registrations, declarations or qualifications with, any Governmental Authority are required to be made or obtained by the Company in connection with the execution, delivery or performance by the Company of this Agreement, or to consummate the Merger, except for the filing of the Certificate of Merger with the Secretary of State of the State of Delaware and appropriate documents with the relevant authorities of other states in which the Company is qualified to do business. As of the date hereof, the Company has no Knowledge of any reason why the approvals of all Governmental Authorities necessary to permit consummation of the transactions contemplated by this Agreement will not be received.

(2) No consent by or approval or authorization of or notice to any other Person (other than a Governmental Authority) is required, whether under any license or other Contract or otherwise.

(3) The receipt of the approvals and consents referred to in Section 4.2(d)(1) and Section 4.2(d)(2), the expiration of applicable waiting periods and the making of required filings under Securities Laws, the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby do not and will not: (A) constitute a breach or violation of, or a default under, or give rise to any Lien, any acceleration of remedies, any right of termination (with or without the giving of notice, passage of time or both) or any put or call right under, any law, rule or regulation or any judgment, decree, order, governmental or nongovernmental permit or license, or Contract of the Company or to which the Company or its properties is subject or bound, (B) constitute a breach or violation of, or a default under, the Company Certificate or the Company Bylaws, or (C) require any consent or approval under any such law, rule, regulation, judgment, decree, order, governmental or nongovernmental permit or license or Contract, except, in the case of clauses (A), (B) and (C), for any such conflict, violation, breach, default, loss, right, consent or approval or other occurrence which would not, or would not reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect.

(e) Company Stock . The authorized capital stock of the Company consists of: (i) 100,000 shares of Company Common Stock, and (ii) no shares of preferred stock (“ Company Preferred Stock “). As of December 29, 2010, (a) 75,000 shares of Company Common Stock were issued and outstanding, (b) no shares of Company Preferred Stock were issued and outstanding, and (c) no shares of Company Common Stock were held in treasury. All of the outstanding shares of capital stock of the Company (i) have been duly authorized, validly issued, and are fully paid and nonassessable, (ii) are, and when issued were, free of preemptive or similar rights and (iii) are owned (legally and beneficially) free and clear of any and all Liens, encumbrances, equities, and restrictions on transferability (other than those imposed by the Securities Act and the state securities or “Blue Sky” Laws) or voting. As of the date hereof, there are no shares of Company Common Stock authorized and reserved for issuance, the Company does not have any Rights issued or outstanding with respect to Company Stock, and the Company does not have any commitment to authorize, issue or sell any Company Stock or Rights, except pursuant to this Agreement. No options, warrants or other rights to purchase from the Company, agreements or other obligations of the Company to issue or other rights to convert any obligation into, or exchange any securities for, shares of capital stock of or ownership interests in the Company are outstanding; and, there is no agreement, understanding or arrangement among the Company and each of their respective stockholders or any other Person relating to the ownership or disposition of any capital stock of the Company or the election of directors or managers of the Company or the governance of the Company’s affairs, and such agreements, understandings and arrangements, if any, will not be breached or violated as a result of the execution and delivery of, or the consummation of the transactions contemplated by this Agreement.

(f) Subsidiaries . The Company does not have any Subsidiaries.

(g) Company Financial Statements; No Undisclosed Liabilities .

(1) The Company Financial Statements present fairly the consolidated financial position, assets and liabilities of the Company as of the dates thereof and the consolidated revenues, expenses, results of operations and cash flows of the Company for the periods covered thereby and changes in financial position of the Company as of the dates and for the periods covered thereby, in each case in conformity with GAAP applied consistently during such periods in accordance with the past accounting practices of the Company, subject (in the case only of any unaudited, interim financial statements included in the Company Financial Statements) to normal year-end audit adjustments required by the independent auditors of the Company in conformance with GAAP. The Company Financial Statements are in accordance with the books and records of the Company, do not reflect any transactions which are not bona fide transactions and do not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements contained therein, in light of the circumstances in which they were made, not misleading.

(2) The Company Financial Statements, including the notes thereto, make full and adequate disclosure of, and provision for, all material obligations and liabilities of the Company as of the dates thereof. The Company has no liabilities, debts, claims or obligations (including “off-balance sheet” liabilities, debts, claims or obligations), whether accrued, absolute, contingent or otherwise, and whether due or to become due, other than (i) as set forth in the latest balance sheet, (ii) trade payables and accrued expenses incurred in the ordinary course of business since the date of the latest balance sheet and (iii) liabilities incurred in connection with this Agreement or the transactions contemplated hereby.

(3) The Company has never paid a distribution to its stockholders in respect of their equity securities in the Company.

(h) Absence of Certain Changes . Except as set forth in Section 4.2(h) of the Company Disclosure Schedule, since July 26, 2010, the business of the Company has been conducted in the ordinary course, consistent with past practice, and there has not been:

(1) any event, occurrence, development or state of circumstances or facts which has had or is reasonably likely to have a Material Adverse Effect on the Company;

(2) any material event, occurrence, development or state of circumstances;

(3) any damage, destruction or loss to any assets or properties (whether or not covered by insurance) of the Company;

(4) any obligation or any Contract entered into which either (i) required a payment by any party in excess of, or a series of payments which in the aggregate exceed, $50,000 or provides for the delivery of goods or performance of services, or any combination thereof, having a value in excess of $50,000 or (ii) has a term, or requires the performance of any obligations by the Company over a period, in excess of six months;

(5) any sales, transfers, conveyances, assignments or other dispositions of any assets or properties of the Company, except sales of inventory in the ordinary course of business;

(6) any waiver, release or cancellation of any claims against third parties or debts owing to the Company, or any rights which have any value;

(7) any transaction with an Affiliate of any stockholder of the Company;

(8) any authorization for issuance, sale, delivery or agreement or commitment to issue, sell or deliver (whether through the issuance or granting of options, warrants, convertible or exchangeable securities, commitments, subscriptions, rights to purchase or otherwise) any membership interests, shares of its capital stock or any other securities;

(9) any amendment of any term of any outstanding security of the Company or to the Company Certificate or Company Bylaws (or similar governing documents);

(10) any (A) incurrence, assumption or guarantee by the Company of any indebtedness for borrowed money, or (B) assumption, guarantee, endorsement or otherwise by the Company of any obligations of any other Person, in each case, other than in the ordinary course of business consistent with past practices;

(11) any creation or assumption by the Company of any Lien on any asset other than in the ordinary course of business consistent with past practices, other than a Permitted Lien;

(12) any capital expenditures authorized or made which individually or in the aggregate are in excess of $25,000;

(13) any declaration or payment of any dividend or other distribution (whether in cash, stock or property or any combination thereof) in respect of the Company’s capital stock, or redemption or acquisition of any securities of the Company;

(14) any making of any loans, advances or capital contributions to, or investments in, any other Person;

(15) any making of any Tax election or any settlement or compromise of any federal, state, local or foreign Tax liability, or waiver or extension of the statute of limitations in respect of any such Taxes;

(16) any change in any accounting policies or practices by the Company except as required by GAAP; or

(17) any (A) employment, deferred compensation, severance, retirement or other similar agreement entered into with any director, officer, consultant, partner or employee of the Company (or any amendment to any such existing agreement), (B) grant or agreement to grant any severance or termination pay to any director, officer, consultant, partner or employee of the Company, or (C) change in compensation or other benefits payable to any director, officer, consultant, partner or employee of the Company, except, in each case, in the ordinary course of business, or as required by Contract or applicable law with respect to employees of the Company.

(i) Contracts .

(1) All Contracts have been entered into by the Company in the ordinary course of business and are on terms that are no less favorable to the Company than the terms which could be obtained from an unrelated third party and, if cancelled at any time, would not have a Material Adverse Effect.

(2) Each Contract is a valid and binding agreement of the Company, and is in full force and effect, and the Company is not in default or breach in any material respect under the terms of any such Contract.

(3) The Company is not a party to nor is it bound by any Contract that would prevent, delay or impede the Company’s ability to consummate the Merger or the other transactions contemplated by this Agreement.

(j) Compliance with Laws . The Company:

(1) is in compliance in all material respects with all applicable federal, state, local and foreign statutes, laws, regulations, ordinances, rules, judgments, orders or decrees applicable to the conduct of its businesses or to the employees conducting such businesses;

(2) has all material permits, licenses, authorizations, orders and approvals of, and has made all filings, applications and registrations with, all Governmental Authorities that are required in order to permit them to own or lease their properties and to conduct their businesses as presently conducted; all such permits, licenses, certificates of authority, orders and approvals are in full force and effect and are current and, to the Company’s Knowledge, no suspension or cancellation of any of them is threatened or is reasonably likely and all such filings, applications and registrations are current;

(3) has received, since July 26, 2010, no written notification or communication (or, to the Knowledge of the Company, any other communication) from any Governmental Authority (A) asserting non-compliance with any of the statutes, regulations, rules or ordinances of such Governmental Authority, (B) threatening any material penalty or to revoke any license, franchise, permit, or governmental authorization, (C) requiring any of them (including any of the Company’s directors or controlling persons) to enter into a cease and desist order, agreement, or memorandum of understanding (or requiring the board of directors thereof to adopt any resolution or policy), or (D) restricting or disqualifying their activities;

(4) to the Company’s Knowledge, is not aware of any pending or threatened investigation, review or disciplinary Proceedings by any Governmental Authority against the Company, or any officer, director or employee thereof;

(5) in the conduct of its business with respect to employee benefit plans subject to Title I of ERISA, has not (A) breached any applicable fiduciary duty under Part 4 of Title I of ERISA which would subject it to material liability under Sections 405 or 409 of ERISA or (B) engaged in a “prohibited transaction” within the meaning of Section 406 of ERISA or Section 4975(c) of the Code which would subject it to material liability or Taxes under Sections 409 or 502(i) of ERISA or Section 4975(a) of the Code;

(6) since July 26, 2010, has timely filed all material reports, registrations and statements, together with any amendments required to be made with respect thereto, that were required to be filed under any applicable law, regulation or rule, with any applicable Governmental Authority (the “ Company Reports “). As of their respective dates, the Company Reports complied with the applicable statutes, rules, regulations and orders enforced or promulgated by the regulatory authority with which they were filed.

(k) Properties .. Except as may be reflected in the Company’s Financial Statements dated before the date hereof, the Company has good and marketable title, free and clear of all Liens (other than Permitted Liens) to all of the material properties and assets, tangible or intangible, reflected in such Company Financial Statements as being owned by the Company as of the dates thereof. To the Company’s Knowledge, all buildings and all the material fixtures, equipment, and other property and assets held under leases or subleases by any of the Company are held under valid leases or subleases, enforceable in accordance with their respective terms (except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and to general principles of equity).

(l) Taxes .

(1) The Company has timely filed in a complete and correct manner all Tax Returns that they were required to file, other than any Tax Returns the failure to complete correctly or to file would not, individually or in the aggregate, have a Material Adverse Effect. The Company has paid all Taxes due, other than Taxes adequate reserves for which have been made in the Company Financial Statements and Taxes the failure to pay would not, individually or in the aggregate, have a Material Adverse Effect.

(2) There are no claims or assessments pending against the Company for any alleged deficiency in any Tax, and the Company has not been notified in writing of any proposed Tax claims or assessments against the Company (other than, in each case, claims or assessments for which adequate reserves in the Company Financial Statements have been established and claims or assessments which would not, individually or in the aggregate, have a Material Adverse Effect).

(3) There are no Liens on any of the assets or properties of the Company that arose in connection with any failure (or alleged failure) to pay any Tax, except for statutory liens for current Taxes not yet due and payable (and except for Liens which would not, individually or in the aggregate, have a Material Adverse Effect).

(4) The Company (x) is not bound by any Tax allocation or Tax sharing agreement with a Person other than Acquiror which applies to U.S. federal or state income Taxes, or (y) has no liabilities under any Tax allocation or Tax sharing agreement (except for any liabilities which would not, individually or in the aggregate, have a Material Adverse Effect).

(m) Litigation .

(1) There are no Proceedings pending or, to the Company’s Knowledge, threatened, against or affecting the Company or any of its respective officers, directors, managers, employees, agents, or stockholders thereof in their capacity as such, or any of the properties or businesses of the Company, and the Company is not aware of any facts or circumstances which may give rise to any of the foregoing.

(2) There are no claims, actions, suits, proceedings or investigations pending or, to the Company’s Knowledge, threatened, by or against the Company with respect to this Agreement, or in connection with the transactions contemplated hereby or thereby, and the Company has no reason to believe there is a valid basis for any such claim, action, suit, proceeding, or investigation.

(n) Employees; Labor Matters ..

(1) The Company is in compliance in all material respects with all currently applicable laws respecting employment and employment practices, terms and conditions of employment and wages and hours, including any such laws respecting employment discrimination, harassment, disability rights or benefits, equal opportunity, plant closure issues, affirmative action, workers’ compensation, employee benefits, severance payments, labor relations, employee leave issues, wage and hour standards, occupational safety and health requirements and unemployment insurance and related matters. The Company is not engaged in any unfair labor practice and there is no unfair labor practice complaint pending or threatened against the Company before the National Labor Relations Board. There are no charges or complaints against the Company pending or, to the Company’s Knowledge, threatened in writing alleging sexual or other harassment, or other discrimination or improper employment practices, by the Company or by any of their employees, agents or representatives.

(2) The Company is not a party to, or is bound by, any collective bargaining agreement, Contract or other agreement or understanding with any labor union or organization, nor has it agreed to recognize any union or other collective bargaining unit, nor has any union or other collective bargaining unit been certified, or is seeking certification, as representing any of the employees of the Company or.

(3) The Company is and has been in substantial compliance with all notice and other requirements under the Worker Adjustment and Retaining Notification (“ WARN “) or similar state statute. None of the employees of the Company have suffered an “employment loss” (as defined in WARN) during the 90-day period prior to the execution of this Agreement.

(o) Intentionally Omitted .

(p) Environmental Matters . The Company has complied in all respects with applicable Environmental Laws; no property (including buildings and any other structures) currently owned or operated by the Company or in which the Company has a Lien, is being or, to the Company’s Knowledge, has been contaminated with, or has had any release of, any Hazardous Substance in such form or substance so as to create any liability for the Company; the Company is not subject to liability for any Hazardous Substance disposal or contamination on any other third-party property; within the last six years, the Company has not received any written notice, demand letter, claim or request for information alleging any violation of, or liability of the Company under, any Environmental Law; the Company is not subject to any written order, decree, injunction or other agreement with any Governmental Authority or any third party relating to any Environmental Law; the Company is not aware of or does not have any Knowledge of any facts that could lead to liability for handling or disposal of Hazardous Substances involving the Company, any currently owned or operated property (whether as fiduciary or otherwise), or any reasonably likely liability related to any Lien held by the Company; and the Company has made available to Acquiror copies of all environmental reports, studies, sampling data, correspondence, filings and other environmental information in its possession or reasonably available to it relating to the Company or any currently or formerly owned or operated property or any property in which the Company has held a Lien.

(q) Intellectual Property .

(1) The Company has a valid right to use all trademarks, service marks, trade names, Internet domain names, designs, logos, slogans, trade dress, trade names, corporate names and other source identifiers, and rights or general intangibles of like nature (collectively, “ Trademarks “); Software (as defined below); technology, trade secrets and other confidential information, know-how, proprietary processes, formulae, formulations, algorithms, databases, models, and methodologies (collectively, “ Trade Secrets “) used in the Company’s business as currently conducted, except where the failure to do so would not constitute a Material Adverse Effect. The Company (i) owns or has the valid right to use all patents, patent applications and invention registrations of any kind (“ Patents “), Trademarks, and registered and unregistered copyrights, and registrations and applications thereof (“ Copyrights “) necessary for the conduct of the Company’s business as currently conducted, except where the failure to do so would not constitute a Material Adverse Effect, and/or (ii) are validly licensed or authorized under third-party Patents, Trademarks, Trade Secrets and Copyrights necessary for the same. As used in this

Agreement, the term “ Intellectual Property “ means Patents, Copyrights, Trademarks, applications, applications for registration and registrations for any of the foregoing, and Trade Secrets; the term “ Company License Agreements “ means any agreements granting any right to use or practice any rights under any Intellectual Property (except for such agreements for Software already installed by the manufacturer before purchase on computers purchased by the Company, shrink-wrap or click-wrap software or other off-the-shelf products that are generally available for less than $10,000), and any written settlements relating to any Intellectual Property, to which the Company is a party or otherwise bound; and the term “ Software “ means any and all computer programs, including any and all software implementations of algorithms, models and methodologies, whether in source code or object code.

(2) All Intellectual Property owned by the Company is free and clear of all Liens.

(3) The Patents, Trademarks, Copyrights and Trade Secrets are owned by the Company and are valid and enforceable, in full force and effect, and to the extent such Intellectual Property is the subject of a registration or application, such Intellectual Property is subsisting and has not been canceled, expired, or abandoned. All necessary registration, maintenance and renewal fees currently due have been paid for the purposes of maintaining such Intellectual Property owned by the Company. There is no pending or, to the Company’s Knowledge, threatened opposition, interference or cancellation Proceeding before any court or registration authority in any jurisdiction against any Intellectual Property of the Company, or, to the Company’s Knowledge, against any Intellectual Property licensed to the Company.

(4) To the Company’s Knowledge, the conduct of the Company’s business as currently conducted, (including, without limitation, its activities, products, and services), does not infringe upon any Intellectual Property rights owned or controlled by any third party (either directly or indirectly such as through contributory infringement or inducement to infringe). There are no claims or suits pending or, to the Company’s Knowledge, threatened against the Company, and the Company has not received any notice of a third party claim or suit against the Company (1) alleging that its past or present activities, products, services or the conduct of its businesses infringes or has infringed upon, violates, misappropriates, or constitutes the unauthorized use of the Intellectual Property rights of any third party or (2) challenging the ownership, use, validity or enforceability of any Intellectual Property.

(5) There are no settlements, forbearances to sue, consents, judgments, or orders or similar obligations to which the Company is bound which (1) restrict the Company’s rights to use, transfer, license or enforce any Intellectual Property, (2) restrict the Company’s business in order to accommodate a third party’s Intellectual Property, or (3) permit third parties to use, or grant any third party any right with respect to any Intellectual Property owned by the Company. The Company has not licensed or sublicensed their rights in any Intellectual Property other than pursuant to the Company License Agreements, and no royalties, honoraria or other fees are payable by the Company for the use of or right to use any Intellectual Property licensed to the Company, except pursuant to the Company License Agreements. The Company License Agreements are valid and binding obligations of all parties thereto, enforceable in accordance with their terms subject only to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general principles of equity. Except as would not, individually or in the aggregate, have a Material Adverse Effect, the Company is in compliance with, and has not breached any term of any such Company License Agreement and, to the Company’s Knowledge, all other parties to such Company License Agreements Contracts are in compliance with, and have not breached any term thereof. To the Company’s Knowledge, there exists no event or condition which will result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default by the Company or any other party under any such Company License Agreement.

(6) To the Company’s Knowledge, no Trade Secret of the Company has been disclosed or authorized to be disclosed to any third party other than pursuant to a non-disclosure agreement that protects the Company’s proprietary interests in and to such Trade Secrets. Neither the Company nor, to the Company’s Knowledge, any other party to any non-disclosure agreement relating to the Company’s Trade Secrets is in breach or default thereof. The Company has taken commercially reasonable steps to protect their material Trade Secrets, and any Trade Secrets provided to the Company by a third party as a Trade Secret. The Company has taken commercially reasonable steps to maintain and protect the Company owned Intellectual Property currently used in the business. Without limiting the foregoing, the Company has taken commercially reasonable steps to require current or former employees, consultants and contractors of the Company that have created any material Company owned Intellectual Property to assign to the Company all of their right, title and interest in such Intellectual Property, and to the Company’s Knowledge, no party to any such agreement is in breach thereof.

(7) To the Company’s Knowledge, no third party is misappropriating, infringing, diluting, or violating any Intellectual Property owned by the Company. Within the past five (5) years, no claims alleging any infringement, misappropriation or violation of any Intellectual Property owned by the Company have been brought, asserted or threatened against any third party by the Company.

(8) The consummation of the transactions contemplated hereby will not result in the loss or impairment of the Company’s right to own or use any of the Intellectual Property, and will not require the consent of any Governmental Authority or third party in respect of any such Intellectual Property. The consummation of any of the transactions contemplated under this Agreement will neither violate nor by their terms result in the material breach, material modification, cancellation, termination, suspension of, or acceleration of any payments with respect to any Company License Agreements. To the Company’s Knowledge, following the Closing Date, the Surviving Corporation shall be permitted to exercise all of the Company’s rights under such Company License Agreements to the same extent the Company would have been able to had the transactions not occurred and without the payment of any additional amounts or consideration other than ongoing fees, royalties or payments which the Company would otherwise be required to pay.

(9) With respect to the Software which the Company purports to own, such Software was either developed (1) by employees of the Company within the scope of their employment; or (2) by independent contractors who have unconditionally assigned all of their rights in such Software and all copyrights in such Software to the Company pursuant to written agreements.

(10) The Company has all requisite licenses to use any shrink-wrap or click-wrap software, other off-the-shelf products, or any other Software used by any of them in connection with their business, such licenses are valid, and the Company is not using any such products or Software where all requisite consideration has not been paid for the use thereof. To the Company’s Knowledge, the Company is not in violation of any applicable law or any Contract or other agreement, arrangement or understanding regarding or in connection with such products or Software, and the Company has no payment obligations or other actual or potential liabilities related to or in connection with such products or Software.

(r) Insurance .. All of the Company’s policies are in full force and effect, all premiums with respect thereto covering all periods up to and including the date hereof have been paid, and no notice of cancellation or termination has been received with respect to any such policy. Such policies are sufficient for compliance with (i) all requirements of law and (ii) all Contracts to which the Company is a party, and are to the Company’s Knowledge valid, outstanding and enforceable policies. Such insurance policies provide types and amounts of insurance customarily obtained by businesses similar to the business of the Company. The Company has not been refused any insurance with respect to its assets or operations, and its coverage has not been limited by any insurance carrier to which it has applied for any such insurance or with which it has carried insurance, during the last three years.

(s) Brokers .. Except as set forth on Section 4.2(s) of the Company Disclosure Schedule, no action has been taken by the Company that would give rise to any valid claim against any party hereto for a brokerage commission, finder’s fee or other like payment with respect to the transactions contemplated by this Agreement.

(t) Tax Treatment .. As of the date hereof, the Company has no reason to believe that the Merger will not qualify as a “reorganization” within the meaning of Section 368(a) of the Code.

(u) No Illegal Payments, Etc . None of the Company, nor any of its directors, officers, employees or agents, has (a) directly or indirectly given or agreed to give any illegal gift, contribution, payment or similar benefit to any supplier, customer, governmental official or employee or other Person who was, is or may be in a position to help or hinder the Company (or assist in connection with any actual or proposed transaction) or made or agreed to make any illegal contribution, or reimbursed any illegal political gift or contribution made by any other Person, to any candidate for federal, state, local or foreign public office (i) which subjects any of the Company to any damage or penalty in any civil, criminal or governmental Proceeding or (ii) the non-continuation of which, in the case of (i) and (ii), has had or might have, individually or in the aggregate, a Material Adverse Effect or (b) established or maintained any unrecorded fund or asset or made any false entries on any books or records for any purpose.

(v) Completeness of Representations and Schedules . The Company Disclosure Schedule and Exhibits hereto completely and correctly present in all material respects the information required by this Agreement. This Agreement, any Schedules and Exhibits to be delivered under this Agreement and the representations and warranties of this Section 4.2(v) and the documents and written information pertaining to the Company furnished to Acquiror and MergerCo do not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make this Agreement, or such certificates, schedules, documents or written information, not misleading.

Section 4.3 Representations and Warranties of Acquiror and MergerCo . Except as set forth in the Acquiror Disclosure Schedule, each of Acquiror and MergerCo, as the case may be, hereby represents and warrants to the Company as follows:

(a) Organization, Standing and Authority . Each of Acquiror and MergerCo is a corporation duly organized, validly existing and in good standing under the laws of the States of Nevada and Delaware, respectively, and is duly qualified or licensed to do business and is in good standing in all jurisdictions where ownership or leasing of property or assets or the conduct of business requires either to be so qualified or licensed, except for those jurisdictions in which failure to do so has not, or could not reasonably be expected to have a Material Adverse Effect.

(b) Corporate Power . Acquiror and each of its Subsidiaries have all requisite corporate power and authority to own, lease and operate their respective properties and to carry on their respective businesses as they are now being owned, leased, operated and conducted.

(c) Corporate Authority .

(1) Each of Acquiror and MergerCo has the requisite corporate power and authority necessary to authorize the execution and delivery of, and performance of its obligations under, this Agreement and to consummate the transactions contemplated by this Agreement. The execution, delivery and performance by Acquiror and MergerCo of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by the Board of Directors of Acquiror (the “ Acquiror Board “). This Agreement has been duly executed and delivered by Acquiror and MergerCo and is a valid and legally binding obligation of each of Acquiror and MergerCo, enforceable in accordance with its terms, subject only to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability related to or affecting creditors’ rights and to general principles of equity. Approval of Acquiror’s stockholders is not required for the Merger to become effective under the laws of Delaware or Nevada. The redomestication of Acquiror from Idaho to Nevada was conducted in accordance with all applicable laws and no Acquiror stockholder approval was required in connection with such redomestication.

(2) The Acquiror Board has (i) determined that the Merger is advisable, fair to, and in the best interests of, Acquiror and its stockholders, and (ii) approved and adopted this Agreement, the Merger and the other transactions contemplated by this Agreement.

(d) Regulatory Filings; Consents; No Defaults .

(1) No consents, approvals, orders or authorizations of, or filings, registrations, declarations or qualifications with, any Governmental Authority are required to be made or obtained by Acquiror in connection with the execution, delivery or performance by Acquiror and MergerCo of this Agreement, or to consummate the Merger, except for the filing of a Certificate of Merger with the Secretary of State of the State of Delaware and appropriate documents with the relevant authorities of other states in which Acquiror is qualified to do business. As of the date hereof, Acquiror has no Knowledge of any reason why the approvals of all Governmental Authorities necessary to permit consummation of the transactions contemplated by this Agreement will not be received.

(2) No consent by or approval or authorization of or notice to any other Person (other than a Governmental Authority) is required, whether under any material license or other material Contract or otherwise.

(3) The receipt of the approvals and consents referred to in Section 4.3(d)(1) and Section 4.3(d)(2), the expiration of applicable waiting periods and the making of all required filings under Securities Laws, the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby do not and will not: (A) constitute a breach or violation of, or a default under, or give rise to any Lien, any acceleration of remedies, any right of termination (with or without the giving of notice, passage of time or both) or any put or call right under, any law, rule or regulation or any judgment, decree, order, governmental or nongovernmental permit or license, or Contract of Acquiror or of any of its Subsidiaries or to which Acquiror or any of its Subsidiaries or its or their properties is subject or bound, (B) constitute a breach or violation of, or a default under, the certificate of incorporation or bylaws (or similar governing documents) of Acquiror or of any of its Subsidiaries, or (C) require any consent or approval under any such law, rule, regulation, judgment, decree, order, governmental or nongovernmental permit or license or Contract, except, in the case of clauses (A), (B) and (C), for any such conflict, violation, breach, default, loss, right, consent or approval or other occurrence which would not, or would not reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect.

(e) Acquiror Stock . The authorized capital stock of Acquiror consists of 510,000,000 shares of capital stock, of which 500,000,000 shares are designated as Acquiror Common Stock, and 10,000,000 shares of preferred stock, $0.0001 par value per share (the “ Acquiror Preferred Stock “ and together with the Acquiror Common Stock, the “ Acquiror Stock “). As of December 29, 2010, (a) 20,955,199 shares of Acquiror Common Stock were issued and outstanding, (b) no shares of Acquiror Preferred Stock were issued and outstanding, (c) no shares of Acquiror Common Stock were reserved for issuance upon the exercise of options, (d) no warrants to purchase shares of Acquiror Common Stock are outstanding, and (e) no shares of Acquiror Common Stock were held in treasury. The outstanding shares of Acquiror Common Stock have been duly authorized and are validly issued and outstanding, fully paid and nonassessable, and subject to no preemptive or anti-dilution rights (and were not issued in violation of any subscriptive or preemptive rights). As of the date hereof, there are no shares of Acquiror Common Stock authorized and reserved for issuance, Acquiror does not have any Rights issued or outstanding with respect to Acquiror Stock, and Acquiror does not have any commitment to authorize, issue or sell any Acquiror Stock or Rights as a result of this Agreement or otherwise, except pursuant to this Agreement. Except as set forth in Section 4.3(e) of the Acquiror Disclosure Schedule, no options, warrants or other rights to purchase from Acquiror or any Subsidiary, agreements or other obligations of Acquiror or any Subsidiary to issue or other rights to convert any obligation into, or exchange any securities for, shares of capital stock of or ownership interests in Acquiror or any Subsidiary are outstanding; and, there is no agreement, understanding or arrangement among Acquiror or any Subsidiary and each of their respective stockholders or members or any other Person relating to the ownership or disposition of any capital stock of Acquiror or any Subsidiary or the election of directors of Acquiror or any Subsidiary or the governance of Acquiror’s or any Subsidiary’s affairs, and such agreements, understandings and arrangements, if any, will not be breached or violated as a result of the execution and delivery of, or the consummation of the transactions contemplated by this Agreement.

(f) Subsidiaries .. Set forth in Section 4.3(f) of the Acquiror Disclosure Schedule is a list of all its direct and indirect subsidiaries, including the states in which such subsidiaries are organized and the percentage owned by Acquiror or any such subsidiary and the names and percentage ownership by any other Person. No equity securities of any of Acquiror’s subsidiaries are or may become required to be issued, transferred or otherwise disposed of (other than to Acquiror or a wholly-owned subsidiary of Acquiror) by reason of any Rights with respect thereto. There are no Contracts by which any of Acquiror’s Subsidiaries is or may be bound to sell or otherwise issue any shares of its capital stock, and there are no Contracts relating to the rights or obligations of Acquiror to vote or to dispose of such shares. All of the shares of capital stock of each of Acquiror’s subsidiaries are fully paid and nonassessable and subject to no subscriptive or preemptive rights or Rights and are owned by Acquiror or an Acquiror Subsidiary free and clear of any Liens.

(g) SEC Documents; Financial Statements ..

(1) Since January 1, 2009, Acquiror and its Subsidiaries have filed all reports, registrations, and statements they were required to file with the SEC under the Securities Act, or under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, including, but not limited to Acquiror’s Annual Reports on Form 10-K, Form 10-Q, Form 8-K, registration statements, definitive proxy statements, and information statements (collectively, the “ Acquiror SEC Documents “). Acquiror has provided or made available via EDGAR to the Company copies of the Acquiror SEC Documents, each in the form (including exhibits and any amendments thereto) filed with the SEC (or, if not so filed, in the form used or circulated). As of their respective dates (and without giving effect to any amendments or modifications filed after the date of this Agreement) each of the Acquiror SEC Documents, including the Acquiror Financial Statements, exhibits, and schedules thereto, filed or circulated prior to the date hereof complied (and each of the Acquiror SEC Documents filed prior to the Merger will materially comply) as to form with applicable Securities Laws and did not (or, in the case of reports, statements, or circulars filed after the date of this Agreement, will not) contain any untrue statement of a material fact or omit to state a material fact required to be stated or incorporated by reference therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading.

(2) Each of Acquiror’s and Acquiror’s Subsidiaries’ consolidated and separate financial statements or balance sheets included in or incorporated by reference into the Acquiror SEC Documents, including the related notes and schedules, fairly presented (or, in the case of Acquiror SEC Documents filed after the date of this Agreement), will fairly present the consolidated and separate financial condition of Acquiror and its Subsidiaries as of the date of such statement of financial condition or balance sheet and each of the consolidated and separate statements of income, cash flows and changes in stockholders’ equity included in or incorporated by reference into the Acquiror SEC Documents, including any related notes and schedules (collectively, the foregoing financial statements and related notes and schedules are referred to as the “ Acquiror Financial Statements “), fairly presented (or, in the case of Acquiror SEC Documents filed after the date of this Agreement and prior to the Merger, will fairly present) the separate and consolidated results of operations, cash flows and stockholders’ equity, as the case may be, of Acquiror and its Subsidiaries for the periods set forth therein (subject, in the case of unaudited statements, to normal year-end audit adjustments), in each case in accordance with GAAP consistently applied during the periods involved (except as may be noted therein and except that such unaudited statements include no notes).

(3) Except as disclosed in the Acquiror Financial Statements or as set forth in Section 4.3(g) of the Acquiror Disclosure Schedule, none of Acquiror or any of its Subsidiaries has any liability or obligation of any nature (whether accrued, absolute, contingent or otherwise) whether or not required to be recorded or reflected by GAAP to be set forth on a consolidated balance sheet of Acquiror and its consolidated subsidiaries or in the notes thereto, other than liabilities or obligations incurred in the ordinary course of business consistent with past practice since the date of the most recent Acquiror Financial Statements included in the Acquiror SEC Documents.

(h) Absence of Certain Changes . Since June 30, 2010, the business of Acquiror and its Subsidiaries has been conducted in the ordinary course, consistent with past practice, and there has not been:

(1) any event, occurrence, development or state of circumstances or facts which has had or is reasonably likely to have a Material Adverse Effect on Acquiror and any of its Subsidiaries;

(2) any material event, occurrence, development or state of circumstances;

(3) any damage, destruction or loss to any assets or properties (whether or not covered by insurance) of Acquiror or any of its Subsidiaries;

(4) any obligation or any Contract entered into which either (i) required a payment by any party in excess of, or a series of payments which in the aggregate exceed, $25,000 or provides for the delivery of goods or performance of services, or any combination thereof, having a value in excess of $25,000 or (ii) has a term, or requires the performance of any obligations by Acquiror or any Subsidiary over a period, in excess of six months;

(5) any sales, transfers, conveyances, assignments or other dispositions of any assets or properties of Acquiror or any of its Subsidiaries, except sales of inventory in the ordinary course of business;

(6) any waiver, release or cancellation of any claims against third parties or debts owing to Acquiror or any of its Subsidiaries, or any rights which have any value;

(7) any transaction with an Affiliate of any stockholder or any member of Acquiror or any of its Subsidiaries;

(8) any authorization for issuance, sale, delivery or agreement or commitment to issue, sell or deliver (whether through the issuance or granting of options, warrants, convertible or exchangeable securities, commitments, subscriptions, rights to purchase or otherwise) any membership interests, shares of its capital stock or any other securities;

(9) any amendment of any term of any outstanding security of Acquiror or any of its Subsidiaries or to Acquiror’s or any of its Subsidiaries’ certificate of incorporation or bylaws (or similar governing documents);

(10) any (A) incurrence, assumption or guarantee by Acquiror or any of its Subsidiaries of any indebtedness for borrowed money, or (B) assumption, guarantee, endorsement or otherwise by Acquiror of any obligations of any other Person, in each case, other than in the ordinary course of business consistent with past practices;

(11) any creation or assumption by Acquiror or any of its Subsidiaries of any Lien on any asset other than in the ordinary course of business consistent with past practices, other than a Permitted Lien;

(12) any capital expenditures authorized or made which individually or in the aggregate are in excess of $25,000;

(13) any declaration or payment of any dividend or other distribution (whether in cash, stock or property or any combination thereof) in respect of Acquiror’s or any of its Subsidiaries capital stock or membership interests, or redemption or acquisition of any securities of Acquiror or any of its Subsidiaries;

(14) any making of any loans, advances or capital contributions to, or investments in, any other Person;

(15) any making of any Tax election or any settlement or compromise of any federal, state, local or foreign Tax liability, or waiver or extension of the statute of limitations in respect of any such Taxes;

(16) any change in any accounting policies or practices by Acquiror or any of its Subsidiaries except as required by GAAP; or

(17) any (A) employment, deferred compensation, severance, retirement or other similar agreement entered into with any director, officer, consultant, partner or employee of Acquiror or any of its Subsidiaries (or any amendment to any such existing agreement), (B) grant or agreement to grant any severance or termination pay to any director, officer, consultant, partner or employee of Acquiror or any of its Subsidiaries, or (C) change in compensation or other benefits payable to any director, officer, consultant, partner or employee of Acquiror or any of its Subsidiaries, except, in each case, in the ordinary course of business, or as required by Contract or applicable law with respect to employees of Acquiror or any of its Subsidiaries.

(i) Contracts .

(1) Except for this Agreement and except for Contracts filed in unredacted form as exhibits to the Acquiror SEC Documents, none of Acquiror or its Subsidiaries is a party to or bound by any Contract: (i) that would be required to be filed by Acquiror as a “material contract” pursuant to Item 601(b)(10) of Regulation S-K under the Securities Act; (ii) containing covenants binding upon Acquiror or its Subsidiaries that restrict the ability of Acquiror or any of its Subsidiaries (or which, following the consummation of the Merger, would materially restrict the ability of the Surviving Corporation or its Affiliates) to compete in any business or geographic area; or (iii) that would prevent, materially delay or materially impede Acquiror’s ability to consummate the Merger or the other transactions contemplated by this Agreement. Each such Contract described in clauses (i) through (iii) is referred to herein as an “ Acquiror Material Contract “.

(2) Each of the Acquiror Material Contracts is valid and binding on Acquiror or its Subsidiaries, as the case may be, and, to the Acquiror’s Knowledge, each other party thereto and is in full force and effect, except for such failures to be valid and binding or to be in full force and effect as would not, or would not reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect. There is no default under any Acquiror Material Contract by Acquiror or its Subsidiaries and no event has occurred that with the lapse of time or the giving of notice or both would constitute a default thereunder by Acquiror or its Subsidiaries, in each case except as would not, or would not reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect.

(j) Litigation .

(1) Except as set forth in Section 4.3(j) of the Acquiror Disclosure Schedule, there are no Proceedings pending or, to the Acquiror’s Knowledge, threatened, against or affecting Acquiror or any Subsidiary or any of their respective officers, directors, managers, employees, agents, members or stockholders thereof in their capacity as such, or any of the properties or businesses of Acquiror or any Subsidiary, and neither Acquiror nor any Subsidiary is aware of any facts or circumstances which may give rise to any of the foregoing.

(2) There are no claims, actions, suits, proceedings or investigations pending or, to the Acquiror’s Knowledge, threatened, by or against Acquiror or any Subsidiary with respect to this Agreement, or in connection with the transactions contemplated hereby or thereby, and neither Acquiror nor any Subsidiary has any reason to believe there is a valid basis for any such claim, action, suit, proceeding, or investigation.

(k) Compliance with Laws . Each of Acquiror and its Subsidiaries:

(1) is in compliance in all material respects with all applicable federal, state, local and foreign statutes, laws, regulations, ordinances, rules, judgments, orders or decrees applicable to the conduct of its businesses or to the employees conducting such businesses;

(2) has all material permits, licenses, authorizations, orders and approvals of, and has made all filings, applications and registrations with, all Governmental Authorities that are required in order to permit them to own or lease their properties and to conduct their businesses as presently conducted; all such permits, licenses, certificates of authority, orders and approvals are in full force and effect and are current and, to Acquiror’s Knowledge, no suspension or cancellation of any of them is threatened or is reasonably likely and all such filings, applications and registrations are current;

(3) has received, since January 1, 2009, no written notification or communication (or, to the Knowledge of Acquiror, any other communication) from any Governmental Authority (A) asserting non-compliance with any of the statutes, regulations, rules or ordinances of such Governmental Authority, (B) threatening any material penalty or to revoke any license, franchise, permit, or governmental authorization, (C) requiring any of them (including any of Acquiror’s or its Subsidiaries’ directors or controlling persons) to enter into a cease and desist order, agreement, or memorandum of understanding (or requiring the board of directors thereof to adopt any resolution or policy), or (D) restricting or disqualifying their activities;

(4) to the Acquiror’s Knowledge, is not aware of any pending or threatened investigation, review or disciplinary Proceedings by any Governmental Authority against Acquiror, any of its Subsidiaries or any officer, director or employee thereof;

(5) in the conduct of its business with respect to employee benefit plans subject to Title I of ERISA, has not (A) breached any applicable fiduciary duty under Part 4 of Title I of ERISA which would subject it to material liability under Sections 405 or 409 of ERISA or (B) engaged in a “prohibited transaction” within the meaning of Section 406 of ERISA or Section 4975(c) of the Code which would subject it to material liability or Taxes under Sections 409 or 502(i) of ERISA or Section 4975(a) of the Code;

(6) since January 1, 2009, has timely filed all material reports, registrations and statements, together with any amendments required to be made with respect thereto, that were required to be filed under any applicable law, regulation or rule, with any applicable Governmental Authority (the “ Acquiror Reports “). As of their respective dates, the Acquiror Reports complied with the applicable statutes, rules, regulations and orders enforced or promulgated by the regulatory authority with which they were filed.

(l) Properties .. Except as may be reflected in the Acquiror Financial Statements dated before the date hereof, Acquiror and its Subsidiaries have good and marketable title, free and clear of all Liens (other than Permitted Liens) to all of the material properties and assets, tangible or intangible, reflected in such Acquiror Financial Statements as being owned by Acquiror and its Subsidiaries as of the dates thereof. To Acquiror’s Knowledge, all buildings and all the material fixtures, equipment, and other property and assets held under leases or subleases by any of Acquiror and its Subsidiaries are held under valid leases or subleases, enforceable in accordance with their respective terms (except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and to general principles of equity). Set forth in Section 4.3(l) of the Acquiror Disclosure Schedule is a list of any and all real estate owned or leased by Acquiror or any Subsidiary as of the date hereof.

(m) Employees; Labor Matters ..

(1) Each of Acquiror and its Subsidiaries is in compliance in all material respects with all currently applicable laws respecting employment and employment practices, terms and conditions of employment and wages and hours, including any such laws respecting employment discrimination, harassment, disability rights or benefits, equal opportunity, plant closure issues, affirmative action, workers’ compensation, employee benefits, severance payments, labor relations, employee leave issues, wage and hour standards, occupational safety and health requirements and unemployment insurance and related matters. None of Acquiror nor any of its Subsidiaries is engaged in any unfair labor practice and there is no unfair labor practice complaint pending or threatened against Acquiror or any of its Subsidiaries before the National Labor Relations Board. There are no charges or complaints against Acquiror or any of its Subsidiaries pending or, to the Acquiror’s Knowledge, threatened in writing alleging sexual or other harassment, or other discrimination or improper employment practices, by Acquiror, any of its Subsidiaries or by any of their employees, agents or representatives.

(2) Neither Acquiror nor any of its Subsidiaries is a party to, or is bound by, any collective bargaining agreement, Contract or other agreement or understanding with any labor union or organization, nor has it agreed to recognize any union or other collective bargaining unit, nor has any union or other collective bargaining unit been certified, or is seeking certification, as representing any of the employees of Acquiror or any of its Subsidiaries.

(3) Acquiror and its Subsidiaries are and have been in substantial compliance with all notice and other requirements under WARN and similar state statutes. No employee of Acquiror or its Subsidiaries has suffered an “employment loss” (as defined in WARN and similar state statutes) during the 90-day period prior to the execution of this Agreement.

(n) Employee Benefit Plans ..

(1) Set forth in Section 4.3(n) of the Acquiror Disclosure Schedule is a complete list of each employee or director benefit plan, arrangement or agreement, whether or not written, including without limitation any employee welfare benefit plan within the meaning of Section 3.1 of ERISA, any employee pension benefit plan within the meaning of Section 3.2 of ERISA (whether or not such plan is subject to ERISA) and any bonus, incentive, deferred compensation, vacation, stock purchase, stock option, severance, employment, change of control or material fringe benefit plan, program or agreement that is sponsored, maintained or contributed to by Acquiror or any of its Subsidiaries, or with respect to which Acquiror has or reasonably could incur any liability, for the benefit of current or former employees or directors or their beneficiaries (the “ Acquiror Benefit Plans “).

(2) Acquiror has heretofore made available to the Company (A) true and complete copies of each of the Acquiror Benefit Plans (or written explanations of any unwritten Acquiror Benefit Plans) as in effect on the date hereof and amendments thereto, including summary plan descriptions; (B) the three most recent Annual Reports (Form 5500 Series) and accompanying schedules, if any; and (C) the most recent determination or opinion letter from the IRS (if applicable) for such Acquiror Benefit Plan.

(3) With respect to each Acquiror Benefit Plan, Acquiror and its Subsidiaries have complied, and are now in compliance, in all material respects with all provisions of ERISA, the Code and all laws and regulations applicable to such Acquiror Benefit Plans and each Acquiror Benefit Plan has been administered in all material respects in accordance with its terms. The IRS has issued a favorable determination or opinion letter with respect to each Acquiror Benefit Plan that is intended to be a “qualified plan” within the meaning of Section 401(a) of the Code that has not been revoked, and, to the Acquiror’s Knowledge, no circumstances exist and no events have occurred that could reasonably be expected to adversely affect the qualified status of any such plan or the related trust (except for changes in applicable law for which the remedial amendment period has not yet expired). No Acquiror Benefit Plan is intended to meet the requirements of Code Section 501(c)(9).

(4) All contributions required to be made by Acquiror to any Acquiror Benefit Plan by applicable law or regulation or by any plan document or other contractual undertaking, and all premiums due or payable with respect to insurance policies funding any Plan, for any period through the date hereof have been timely made or paid in full or, to the extent not required to be made or paid on or before the date hereof, have been reflected on the Acquiror Financial Statements. Each Acquiror Benefit Plan, if any, that is an employee welfare benefit plan under Section 3(1) of ERISA is either (A) funded through an insurance company Contract and is not a “welfare benefit fund” within the meaning of Section 419 of the Code or (B) unfunded.

(5) There is no pending or, to the Acquiror’s Knowledge, threatened Proceedings relating to the Acquiror Benefit Plans. Neither Acquiror nor any of its Subsidiaries has engaged in a transaction with respect to any Acquiror Benefit Plan that would subject Acquiror or any of its Subsidiaries to a material Tax or penalty imposed by either Section 4975 of the Code or Section 502(i) of ERISA.

(6) No Acquiror Benefit Plan is subject to Title IV or Section 302 of ERISA or Section 412 or 4971 of the Code, and neither Acquiror nor any of its Subsidiaries has contributed or been obligated to contribute to a “multiemployer plan” (as defined in Section 3(37) of ERISA) or a plan that has two or more contributing, but unrelated, sponsors and that is subject to Title IV of ERISA at any time on or after December 31, 1994. No liability under Subtitle C or D of Title IV of ERISA has been or is reasonably expected to be incurred by Acquiror or any of its Subsidiaries with respect to any ongoing, frozen or terminated “single-employer plan,” within the meaning of Section 4001 of ERISA, currently or formerly maintained by any of them, or the single-employer plan of any entity which is considered one employer with Acquiror under Section 4001 of ERISA or Section 414 of the Code (an “ Acquiror ERISA Affiliate “). No notice of a “reportable event,” within the meaning of Section 4043 of ERISA, for which the 30-day reporting requirement has not been waived has been required to be filed for any Acquiror Benefit Plan or, to the Acquiror’s Knowledge, by any Acquiror ERISA Affiliate. Neither Acquiror nor any of its Subsidiaries or Acquiror ERISA Affiliates has provided, or is required to provide, security to any Benefit Plan or any single-employer plan of an Acquiror ERISA Affiliate.

(7) Neither Acquiror nor any of its Subsidiaries has any obligation for retiree health, life or other welfare benefits, except for benefits and coverage required by applicable law, including, without limitation, Section 4980B of the Code and Part 6 of Title I of ERISA. There are no restrictions on the rights of Acquiror or any of its Subsidiaries to amend or terminate any such plan (other than reasonable and customary advance notice and consent requirements and administrative expenses) without incurring any material liability thereunder.

(8) Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby (either standing alone or in conjunction with any other event) will (A) result in any payment (including severance, unemployment compensation, “excess parachute” (within the meaning of Section 4999 of the Code), forgiveness of indebtedness or otherwise) becoming due to any director or any employee of Acquiror or any of its Subsidiaries under any Acquiror Benefit Plan, (B) increase any benefits otherwise payable under any Acquiror Benefit Plan, (C) result in any acceleration of the time of payment or vesting of any such benefit, or (D) affect in any way the ability to amend, terminate, merge or administer any Acquiror Benefit Plan.

(9) Acquiror does not maintain an Acquiror Benefit Plan or other arrangement that is subject to Section 409A of the Code, and each Acquiror Benefit Plan that is a nonqualified deferred compensation plan subject to Section 409A of the Code has been operated and administered in good faith compliance with Section 409A of the Code since January 1, 2005.

(10) Acquiror has not granted any awards intended to constitute performance-based compensation not subject to the deduction limit under Section 162(m) of the Code.

(o) Environmental Matters . Acquiror and its Subsidiaries have complied in all respects with applicable Environmental Laws; no property (including buildings and any other structures) currently owned or operated by Acquiror or any of its Subsidiaries or in which Acquiror or any of its Subsidiaries (whether as fiduciary or otherwise) has a Lien, is being or, to Acquiror’s Knowledge, has been contaminated with, or has had any release of, any Hazardous Substance in such form or substance so as to create any liability for Acquiror or any of its Subsidiaries; Acquiror and its Subsidiaries are not subject to liability for any Hazardous Substance disposal or contamination on any other third-party property; within the last six years Acquiror and its Subsidiaries have not received any written notice, demand letter, claim or request for information alleging any violation of, or liability of Acquiror or any of its Subsidiaries under, any Environmental Law; Acquiror and its Subsidiaries are not subject to any written order, decree, injunction or other agreement with any Governmental Authority or any third party relating to any Environmental Law; Acquiror and its Subsidiaries are not aware of or do not have any Knowledge of any facts that could lead to liability for handling or disposal of Hazardous Substances involving Acquiror or any of its Subsidiaries, any currently owned or operated property (whether as fiduciary or otherwise), or any reasonably likely liability related to any Lien held by Acquiror or any of its Subsidiaries; and Acquiror and its Subsidiaries have made available to the Company copies of all environmental reports, studies, sampling data, correspondence, filings and other environmental information in its possession or reasonably available to it relating to Acquiror or any currently or formerly owned or operated property or any property in which Acquiror or any of its Subsidiaries (whether as fiduciary or otherwise) has held a Lien.

(p) Intellectual Property .

(1) Acquiror and its Subsidiaries have a valid right to use all Trademarks; Software; Trade Secrets (each as defined in Section 4.2(q) above) used in Acquiror’s and each Subsidiary’s business as currently conducted, except where the failure to do so would not constitute a Material Adverse Effect. Acquiror or its Subsidiaries either (i) own or have the valid right to use all Patents, Trademarks, and Copyrights necessary for the conduct of Acquiror’s and each of its Subsidiaries’ businesses as currently conducted, except where the failure to do so would not constitute a Material Adverse Effect, and/or (ii) are validly licensed or authorized under third-party Patents, Trademarks, Trade Secrets, and Copyrights necessary for the same. As used in this Agreement, the term “ Acquiror License Agreements “ means any agreements granting any right to use or practice any rights under any Intellectual Property (except for such agreements for Software already installed by the manufacturer before purchase on computers purchased by Acquiror, shrink-wrap or click-wrap software or other off-the-shelf products that are generally available for less than $10,000), and any written settlements relating to any Intellectual Property, to which Acquiror or any of its Subsidiaries is a party or otherwise bound.

(2) Section 4.3(p)(2) of the Acquiror Disclosure Schedule sets forth, for the Intellectual Property owned and maintained by Acquiror and its Subsidiaries, a complete and accurate list of all U.S. and foreign (1) Patents and patent applications; (2) issued and pending Trademark registrations (including Internet domain name registrations for any domain on which any Acquiror or Subsidiary website is located) and applications and material unregistered Trademarks; and (3) Copyright registrations and applications, and material unregistered Copyrights, and (4) material Trade Secrets, indicating for each item of registered Intellectual Property and for each application to register Intellectual Property, the person or entity in whose name the registration is held, the applicable jurisdiction, registration number (or application number), date issued (or date filed) and current status. Section 4.3(p)(2) of the Acquiror Disclosure Schedule sets forth a complete and accurate list of all third party Software that is incorporated in any Software sold, licensed, leased or otherwise distributed by or used in the course of rendering services offered by Acquiror or any of its Subsidiaries, indicating for each the title and owner/licensor of the Software.

(3) All Intellectual Property owned by Acquiror and its Subsidiaries is free and clear of all Liens.

(4) The Patents, Trademarks, Copyrights and Trade Secrets owned by Acquiror or any of its Subsidiaries set forth in Section 4.3(p)(2) of the Acquiror Disclosure Schedule are valid and enforceable, in full force and effect, and to the extent such Intellectual Property is the subject of a registration or application (as described in Section 4.3(p)(2)), such Intellectual Property is subsisting and has not been canceled, expired, or abandoned. All necessary registration, maintenance and renewal fees currently due have been paid for the purposes of maintaining such Intellectual Property owned by the Acquiror or any of its Subsidiaries. There is no pending or, to the Acquiror’s Knowledge, threatened opposition, interference or cancellation Proceeding before any court or registration authority in any jurisdiction against any of the items listed in Section 4.3(p)(2) of the Acquiror Disclosure Schedule, or, to the Acquiror’s Knowledge, against any Intellectual Property licensed to Acquiror or its Subsidiaries.

(5) To Acquiror’s Knowledge, the conduct of Acquiror’s and its Subsidiaries’ business as currently conducted (including, without limitation, its activities, products and services) does not infringe upon any Intellectual Property rights owned or controlled by any third party (either directly or indirectly such as through contributory infringement or inducement to infringe). Section 4.3(p)(5) of the Acquiror Disclosure Schedule lists all U.S. and foreign patents concerning which: (i) Acquiror has obtained or requested written opinion of counsel; or (ii) Acquiror has received (y) written allegation or notice of infringement or (z) a license offer outside the ordinary course of business. There are no claims or suits pending or, to the Acquiror’s Knowledge, threatened against Acquiror or any of its Subsidiaries, and neither Acquiror nor any of its Subsidiaries has received any notice of a third party claim or suit against Acquiror or any of its Subsidiaries (1) alleging that its past or present activities, products, services or the conduct of its businesses infringes or has infringed upon, violates, misappropriates or constitutes the unauthorized use of the Intellectual Property rights of any third party or (2) challenging the ownership, use, validity or enforceability of any Intellectual Property.

(6) There are no settlements, forbearances to sue, consents, judgments, or orders or similar obligations to which Acquiror or any of its Subsidiaries are bound which (1) restrict Acquiror’s or its Subsidiaries’ rights to use, transfer, license or enforce any Intellectual Property, (2) restrict Acquiror’s or its Subsidiaries’ business in order to accommodate a third party’s Intellectual Property or (3) permit third parties to use, or grant any third party any right with respect to any Intellectual Property owned by Acquiror or any of its Subsidiaries. Acquiror and its Subsidiaries have not licensed or sublicensed their rights in any Intellectual Property other than pursuant to the Acquiror License Agreements, and no royalties, honoraria or other fees are payable by Acquiror or its Subsidiaries for the use of or right to use any Intellectual Property licensed to Acquiror or its Subsidiaries, except pursuant to the Acquiror License Agreements. The Acquiror License Agreements are valid and binding obligations of all parties thereto, enforceable in accordance with their terms subject only to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general principles of equity. Except as would not, individually or in the aggregate, have a Material Adverse Effect, each of the Acquiror and its Subsidiaries is in compliance with, and has not breached any term of any such Acquiror License Agreement and, to the Acquiror’s Knowledge, all other parties to such Acquiror License Agreements Contracts are in compliance with, and have not breached any term thereof. To Acquiror’s Knowledge, there exists no event or condition which will result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default by Acquiror or any other party under any such Acquiror License Agreement.

(7) To Acquiror’s Knowledge, no Trade Secret of Acquiror or its Subsidiaries has been disclosed or authorized to be disclosed to any third party other than pursuant to a non-disclosure agreement that protects Acquiror and the applicable Subsidiary’s proprietary interests in and to such Trade Secrets. Neither Acquiror nor, to the Acquiror’s Knowledge, any other party to any non-disclosure agreement relating to Acquiror’s Trade Secrets is in breach or default thereof. The Company and its Subsidiaries have taken commercially reasonable steps to protect their material Trade Secrets, and any Trade Secrets provided to the Company or any Subsidiary by a third party as a Trade Secret. Acquiror and its Subsidiaries have taken commercially reasonable steps to maintain and protect the material Acquiror owned Intellectual Property currently used in the business. Without limiting the foregoing, each of Acquiror and its Subsidiaries has taken commercially reasonable steps to require current or former employees, consultants and contractors of Acquiror or any Subsidiary that have created any material Acquiror owned Intellectual Property to assign to Acquiror or its Subsidiaries all of their right, title and interest in such Intellectual Property, and to Acquiror’s Knowledge, no party to any such agreement is in breach thereof.

(8) To Acquiror’s Knowledge, no third party is misappropriating, infringing, diluting, or violating any Intellectual Property owned by Acquiror or any of its Subsidiaries. Except as set forth in Section 4.3(p)(8) of the Acquiror Disclosure Schedule, within the past five years, no claims alleging any infringement, misappropriation or violation of any Intellectual Property owned by the Acquiror or any of its Subsidiaries have been brought, asserted or threatened against any third party by Acquiror or any of its Subsidiaries.

(9) The consummation of the transactions contemplated hereby will not result in the loss or impairment of Acquiror’s or any of its Subsidiaries’ right to own or use any of the Intellectual Property, and will not require the consent of any Governmental Authority or third party in respect of any such Intellectual Property. The consummation of any of the transactions contemplated under this Agreement will neither violate nor by their terms result in the material breach, material modification, cancellation, termination, suspension of, or acceleration of any payments with respect to any material Acquiror License Agreements.

(10) Section 4.3(p)(10) of the Acquiror Disclosure Schedule lists all Software sold, licensed, leased or otherwise distributed by or used in the services offered by Acquiror or any of its Subsidiaries to any third party, and identifies which Software is sold, licensed, leased, or otherwise distributed, or used, as the case may be. With respect to the Software set forth in Schedule 4.3(p)(10) which Acquiror or any of its Subsidiaries purports to own, such Software was either developed (1) by employees of Acquiror or any of its Subsidiaries within the scope of their employment; or (2) by independent contractors who have unconditionally assigned all of their rights in such Software and all copyrights in the Software to Acquiror or any of its Subsidiaries pursuant to written agreements.

(11) Acquiror and each of its Subsidiaries have all requisite licenses to use any shrink-wrap or click-wrap software, other off-the-shelf products, or any other Software used by any of them in connection with their business, such licenses are valid, and neither Acquiror nor any Subsidiary is using any such products or Software where all requisite consideration has not been paid for the use thereof. To Acquiror’s Knowledge, neither Acquiror nor any of its Subsidiaries is in violation of any applicable law or any Contract or other agreement, arrangement or understanding regarding or in connection with such products or Software, and neither Acquiror nor any of its Subsidiaries has any payment obligations or other actual or potential liabilities related to or in connection with such products or Software.

(q) Insurance .. Section 4.3(q) of the Acquiror Disclosure Schedule sets forth a true, accurate and complete list of all policies of fire, liability, workmen’s compensation, title and other forms of insurance owned, held by or applicable to Acquiror or any Subsidiary (and their respective businesses and assets), and Acquiror has delivered to the Company a true, accurate and complete copy of all such policies, including all occurrence-based policies applicable to Acquiror or any Subsidiary (and their respective businesses and assets) for all periods prior to the date hereof. All such policies are in full force and effect, all premiums with respect thereto covering all periods up to and including the date hereof have been paid, and no notice of cancellation or termination has been received with respect to any such policy. Such policies are sufficient for compliance with (i) all requirements of law and (ii) all Contracts to which Acquiror or any Subsidiary is a party, and are, to Acquiror’s Knowledge, valid, outstanding and enforceable policies. Such insurance policies provide types and amounts of insurance customarily obtained by businesses similar to the business of Acquiror and the Subsidiaries. Except as set forth in Section 4.3(q) of Acquiror Disclosure Schedule, neither Acquiror nor any Subsidiary has been refused any insurance with respect to its assets or operations, and its coverage has not been limited by any insurance carrier to which it has applied for any such insurance or with which it has carried insurance, during the last three years. Section 4.3(q) of Acquiror Disclosure Schedule sets forth a true, accurate and complete list of all claims that have been made by Acquiror or any Subsidiary within the past three years under its insurance policies.

(r) Brokers .. No action has been taken by Acquiror or any Subsidiary that would give rise to any valid claim against any party hereto for a brokerage commission, finder’s fee or other like payment with respect to the transactions contemplated by this Agreement.

(s) Activities of MergerCo . MergerCo is a direct, wholly-owned subsidiary of Acquiror, and MergerCo does not have any Subsidiaries or investments of any kind in any entity. MergerCo was incorporated on December 22, 2010 on behalf of Acquiror solely for purposes of accomplishing the Merger, has not engaged in any other business activity, has no liabilities and has conducted its operations only as contemplated hereby.

(t) Validity of Acquiror Common Stock . The shares of Acquiror Common Stock to be issued to the holders of Company Common Stock as part of the Merger Consideration will be, when issued, duly authorized, validly issued, fully paid and nonassessable and not in violation of any preemptive rights.

(u) No Illegal Payments, Etc . None of Acquiror or any of its Subsidiaries, nor any of their directors, officers, employees or agents, has (a) directly or indirectly given or agreed to give any illegal gift, contribution, payment or similar benefit to any supplier, customer, governmental official or employee or other Person who was, is or may be in a position to help or hinder Acquiror or any of its Subsidiaries (or assist in connection with any actual or proposed transaction) or made or agreed to make any illegal contribution, or reimbursed any illegal political gift or contribution made by any other Person, to any candidate for federal, state, local or foreign public office (i) which subjects any of Acquiror and its Subsidiaries to any damage or penalty in any civil, criminal or governmental Proceeding or (ii) the non-continuation of which, in the case of (i) and (ii), has had or might have, individually or in the aggregate, a Material Adverse Effect on Acquiror or (b) established or maintained any unrecorded fund or asset or made any false entries on any books or records for any purpose.

(v) Taxes ..

(1) Acquiror and each of its Subsidiaries have timely filed in a complete and correct manner all Tax Returns that they were required to file, other than any Tax Returns the failure to complete correctly or to file would not, individually or in the aggregate, have a Material Adverse Effect. Acquiror and each of its Subsidiaries have paid all Taxes due, other than Taxes adequate reserves for which have been made in the Acquiror Financial Statements and Taxes the failure to pay would not, individually or in the aggregate, have a Material Adverse Effect.

(2) There are no claims or assessments pending against Acquiror or any of its Subsidiaries for any alleged deficiency in any Tax, and the Company has not been notified in writing of any proposed Tax claims or assessments against Acquiror or any of its Subsidiaries (other than, in each case, claims or assessments for which adequate reserves in the Acquiror Financial Statements have been established and claims or assessments which would not, individually or in the aggregate, have a Material Adverse Effect).

(3) There are no Liens on any of the assets or properties of Acquiror or any of its Subsidiaries that arose in connection with any failure (or alleged failure) to pay any Tax, except for statutory liens for current Taxes not yet due and payable (and except for Liens which would not, individually or in the aggregate, have a Material Adverse Effect).

(4) Neither Acquiror nor any of its Subsidiaries (x) is bound by any Tax allocation or Tax sharing agreement with a Person other than Acquiror which applies to U.S. federal or state income Taxes, or (y) has any liabilities under any Tax allocation or Tax sharing agreement (except for any liabilities which would not, individually or in the aggregate, have a Material Adverse Effect).

(w) Over-the-Counter Bulletin Board Quotation . The Acquiror Common Stock is quoted on the Over-the-Counter Bulletin Board (“ OTC BB “). There is no action or proceeding pending or threatened against Acquiror by NASDAQ or FINRA with respect to any intention by such entities to prohibit or terminate the quotation of Acquiror Common Stock on the OTC BB.

(x) Completeness of Representations and Schedules . The Acquiror Disclosure Schedule and Exhibits hereto completely and correctly present in all material respects the information required by this Agreement. This Agreement, any Schedules and Exhibits to be delivered under this Agreement and the representations and warranties of this Section 4.3(x), and the documents and written information pertaining to Acquiror and MergerCo furnished to the Company or its agents and the Stockholders by or on behalf of Acquiror and MergerCo, do not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make this Agreement, or such certificates, schedules, documents or written information, not misleading.

ARTICLE 5.

COVENANTS

Section 5.1 Forbearances of the Company . From the date hereof until the Effective Time, except as expressly contemplated by this Agreement or the Company’s Disclosure Schedule, without the prior written consent of Acquiror, the Company will not:

(a) Ordinary Course . Conduct the business of the Company other than in the ordinary and usual course and consistent with past practices.

(b) Status Quo . Except in connection with actions and expenses necessary to fulfill the conditions set forth in Article 6, or, to the extent consistent therewith, fail to use reasonable best efforts to preserve intact any of its business organizations and assets and maintain its rights, franchises and existing relations with clients, customers, distributors, representatives, independent contractors, suppliers, employees and business associates; or engage in any new lines of business.

(c) Capital Stock . Other than pursuant to the exercise of Rights set forth in the Company Disclosure Schedule and outstanding on the date hereof (1) authorize for issuance, issue, grant, sell, deliver, dispose, pledge or otherwise encumber any additional shares of its capital stock or any Rights, (2) enter into any Contract with respect to the foregoing, or (3) permit any additional shares of Company Stock to become subject to new grants of employee or director stock options, other Rights or similar stock-based employee rights.

(d) Dividends, Etc . (1) Make, declare, pay or set aside for payment any dividend on or in respect of, or declare or make any distribution on, any shares of its capital stock, or (2) directly or indirectly adjust, split, combine, redeem, reclassify, purchase or otherwise acquire, any shares of its capital stock, other than as required by the Company Stock Plans upon exercise of Rights set forth in the Company Disclosure Schedule and outstanding on the date hereof.

(e) Compensation; Employment Agreements; Etc . Enter into, amend, modify or renew any Contract regarding employment, consulting, severance or similar arrangements with any directors, officers of, or independent contractors with respect to, the Company, or grant any salary, wage or other increase in compensation or increase in any employee benefit (including incentive or bonus payments), except (1) for changes that are required by applicable law, (2) to satisfy Contracts set forth in the Company Disclosure Schedule and existing on the date hereof or (3) for salary, wage or other compensation changes in the ordinary and usual course and consistent with past practice.

(f) Benefit Plans . Enter into, establish, adopt, amend or modify any pension, retirement, stock option, stock purchase, savings, profit sharing, deferred compensation, consulting, bonus, group insurance or other employee benefit, incentive or welfare Contract, plan, program or arrangement, or any trust agreement (or similar arrangement) related thereto, in respect of any directors, officers, employees of, or independent contractors with respect to, the Company, including taking any action that accelerates the vesting or exercisability of stock options, restricted stock or other compensation or benefits payable thereunder, except, in each such case, (1) as may be required by applicable law or (2) expressly required by the terms of Contracts set forth in the Company Disclosure Schedule.

(g) Dispositions .. The Company’s entering into any and all agreements related thereto, sell, transfer, mortgage, lease, encumber or otherwise dispose of or discontinue any material portion of its assets, business or properties.

(h) Acquisitions .. Acquire or offer to acquire any other Person or the assets of any Person, in each case involving payments or receipt of consideration in excess of $5,000 individually or $10,000 in the aggregate.

(i) Governing Documents . Amend or make any change to the Company Certificate or the Company Bylaws.

(j) Accounting Methods . Implement or adopt any change in accounting principles, practices or methods, other than as may be required by GAAP.

(k) Contracts .. Except in the ordinary course of business consistent with past practice, enter into, renew or terminate any Contract or amend or modify in any material respect, or waive any material right under, any of its existing Contracts.

(l) Claims .. Settle any Proceeding, except for any Proceeding involving solely money damages in an amount, individually and in the aggregate for all such settlements, not more than $5,000 and which could not reasonably be expected to establish an adverse precedent or basis for subsequent settlements.

(m) Capital Expenditures . Authorize or make any capital expenditures, other than (1) annual budgeted amounts previously disclosed to Acquiror, (2) in the ordinary and usual course of business consistent with past practice in amounts not exceeding $5,000 in the aggregate, or (3) expenditures made through the entering into capital leases.

(n) Tax Matters .. Make or change any Tax election, change any annual tax accounting period, adopt or change any method of Tax accounting, file any amended Tax Return, enter into any closing agreement, settle any Tax claim or assessment, surrender or compromise any right to claim a Tax refund or consent to any extension or waiver of the limitations period applicable to any Tax claim or assessment, other than any of the foregoing actions that are required by law or are (i) not, alone or in the aggregate, material and (ii) taken in the ordinary and usual course of business, consistent with past practice.

(o) Indebtedness .. (A) Incur any indebtedness for borrowed money, (B) assume, guarantee, endorse or otherwise as an accommodation become responsible for the obligations of any other Person, or (C) forgive or extinguish any indebtedness to the Company for borrowed money or otherwise waive any rights under any instrument or arrangement pursuant to which such indebtedness was incurred.

(p) Loans, etc . Make any loans, advances or capital contributions to, or investments in, any other Person.

(q) Commitments .. Agree or commit to do, or adopt any resolutions of its board of directors in support of, anything that would be precluded by clauses (a) through (p).

Section 5.2 Forbearances of Acquiror . From the date hereof until the Effective Time, except as expressly contemplated by this Agreement or Acquiror’s Disclosure Schedule, without the prior written consent of the Company, Acquiror will not, and will cause each of its Subsidiaries not to:

(a) Ordinary Course . Conduct the business of Acquiror or any of its Subsidiaries other than in the ordinary and usual course and consistent with past practices.

(b) Status Quo . Except in connection with actions and expenses necessary to fulfill the conditions set forth in Article 6, or, to the extent consistent therewith, fail to use reasonable best efforts to preserve intact any of their business organizations and assets and maintain their rights, franchises and existing relations with clients, customers, distributors, representatives, independent contractors, suppliers, employees and business associates; or engage in any new lines of business.

(c) Capital Stock . Other than pursuant to the exercise of Rights set forth in the Acquiror Disclosure Schedule and outstanding on the date hereof, (1) authorize for issuance, issue, grant, sell, deliver, dispose, pledge or otherwise encumber any additional shares of Acquiror Stock or any Rights, (2) enter into any Contract with respect to the foregoing, or (3) permit any additional shares of Acquiror Stock to become subject to new grants of employee or director stock options, other Rights or similar stock-based employee rights.

(d) Dividends, Etc . (1) Make, declare, pay or set aside for payment any dividend on or in respect of, or declare or make any distribution on, any shares of its capital stock, or (2) directly or indirectly adjust, split, combine, redeem, reclassify, purchase or otherwise acquire, any shares of its capital stock, other than as required by the Acquiror Stock Plans upon exercise of Rights set forth in the Acquiror Disclosure Schedule and outstanding on the date hereof.

(e) Compensation; Employment Agreements; Etc . Enter into, amend, modify or renew any Contract regarding employment, consulting, severance or similar arrangements with any director, officer, or independent contractor of Acquiror or its Subsidiaries, or grant any salary, wage or other increase in compensation or increase in any employee benefit (including incentive or bonus payments), except (1) for changes that are required by applicable law, or (2) to satisfy Contracts set forth in the Acquiror Disclosure Schedule.

(f) Benefit Plans . Enter into, establish, adopt, amend or modify any pension, retirement, stock option, stock purchase, savings, profit sharing, deferred compensation, consulting, bonus, group insurance or other employee benefit, incentive or welfare Contract, plan, program or arrangement, or any trust agreement (or similar arrangement) related thereto, in respect of any directors, officers, employees of, or independent contractors with respect to, Acquiror or its Subsidiaries, including taking any action that accelerates the vesting or exercisability of stock options, restricted stock or other compensation or benefits payable thereunder, except, in each such case, (1) as may be required by applicable law or (2) expressly required by the terms of Contracts set forth in the Acquiror Disclosure Schedule and as such Contracts are in effect as of the date hereof.

(g) Dispositions .. Acquiror’s entering into any and all agreements related thereto, sell, transfer, mortgage, lease, encumber or otherwise dispose of or discontinue any material portion of its assets, business or properties.

(h) Acquisitions .. Acquire or offer to acquire any other Person or the assets of any Person, in each case involving payments or receipt of consideration in excess of $5,000 individually or $10,000 in the aggregate.

(i) Governing Documents . Amend or make any change to the Acquiror Articles or Acquiror Bylaws or the governing instrument or document (as the case may be) of any Subsidiary.

(j) Accounting Methods . Implement or adopt any change in accounting principles, practices or methods, other than as may be required by GAAP.

(k) Contracts .. Except in the ordinary course of business consistent with past practice, enter into, renew or terminate any Contract or amend or modify in any material respect, or waive any material right under, any of its existing Contracts.

(l) Claims .. Settle any Proceeding, except for any Proceeding involving solely money damages in an amount, individually and in the aggregate for all such settlements, not more than $5,000 and which could not reasonably be expected to establish an adverse precedent or basis for subsequent settlements.

(m) Capital Expenditures . Authorize or make any capital expenditures, other than (1) annual budgeted amounts previously disclosed to the Company (2) in the ordinary and usual course of business consistent with past practice in amounts not exceeding $5,000 in the aggregate or (3) expenditures made through the entering into capital leases.

(n) Tax Matters .. Make or change any Tax election, change any annual Tax accounting period, adopt or change any method of Tax accounting, file any amended Tax Return, enter into any closing agreement, settle any Tax claim or assessment, surrender or compromise any right to claim a Tax refund or consent to any extension or waiver of the limitations period applicable to any Tax claim or assessment, other than any of the foregoing actions that are required by law or are (i) not, alone or in the aggregate, material and (ii) taken in the ordinary and usual course of business, consistent with past practice.

(o) Indebtedness .. (A) Incur any indebtedness for borrowed money, (B) assume, guarantee, endorse or otherwise as an accommodation become responsible for the obligations of any other Person, or (C) forgive or extinguish any indebtedness to Acquiror or any of its Subsidiaries for borrowed money or otherwise waive any rights under any instrument or arrangement pursuant to which such indebtedness was incurred.

(p) Loans, etc . Make any loans, advances or capital contributions to, or investments in, any other Person.

(q) Commitments .. Agree or commit to do, or adopt any resolutions of its board of directors in support of, anything that would be precluded by clauses (a) through (p).

Section 5.3 SEC Reports . Acquiror shall (a) cause the forms, reports, schedules, statements and other documents required to be filed with the SEC by Acquiror between the date of this Agreement and the Effective Time to be filed in a timely manner, (b) submit to the Company all such forms, reports, schedules, statements and other documents at least two (2) days prior to filing for its review, and (c) remain a “reporting person” for the purposes of the Exchange Act. Except for forms, reports, schedules, statements and other documents required to be filed with the SEC by Acquiror between the date of this Agreement and the Effective Time, Acquiror shall not file or cause to be filed with, or furnish or cause to be furnished to, the SEC any forms, reports, schedules, statement or any other documents, without the prior express written approval of the Company.

Section 5.4 Access to Information; Confidentiality . The Company, on one hand, and Acquiror and its Subsidiaries on the other, shall upon reasonable prior notice and subject to applicable laws relating to the exchange of information, afford the other party and its officers, employees, counsel, accountants, consultants and other authorized representatives, such access during normal business hours throughout the period prior to the Effective Time to the books, records (including, without limitation, Tax Returns and work papers of independent auditors), properties, personnel and to such other information as the other party may reasonably request, and, during such period, it shall furnish promptly to such other party (1) a copy of each material report, schedule and other document filed by it pursuant to the requirements of Securities Laws, and (2) all other information concerning the business, properties, personnel and affairs of it as the other may reasonably request. No investigation pursuant to this Section 5.4 shall affect or otherwise obviate or diminish any representations or warranties of any party or conditions to the obligations of any party.

Section 5.5 Board of Directors of Acquiror . At Closing, the current Acquiror Board shall deliver duly adopted resolutions to: (a) appoint (i) Ronald Pickett; and (ii) Robert Crabb to serve as directors of Acquiror; and (c) accept the resignations of the current officers of Acquiror and one of the directors of Acquiror effective as of the Closing.

Section 5.6 Transaction Form 8-K . Prior to Closing, the parties shall prepare the Form 8-K announcing the Closing, which shall include all information required by such form, including the information required by Form 10 with respect to the parties, any other information required in connection with Acquiror ceasing to be a shell company as a result of the transactions contemplated hereby, the Company’s Financial Statements and the Pro Forma Financial Statements (as defined below) (“ Transaction Form 8-K “), which shall be in a form reasonably acceptable to Acquiror and in a format acceptable for EDGAR filing. Prior to Closing, the parties shall prepare the press release announcing the consummation of the transaction hereunder (“ Press Release “). At the Closing, Acquiror shall file the Transaction Form 8-K with the SEC and distribute the Press Release.

Section 5.7 Pro Forma Consolidated Financial Statements . Prior to the Closing, the parties shall deliver to Acquiror pro forma consolidated financial statements for the parties, and pro forma consolidated financial statements for the parties and Acquiror giving effect to the transaction contemplated hereunder, for such periods as required by the SEC to be included in the Transaction Form 8-K or any other report or form required to be filed with the SEC at or after Closing with respect to the Transaction, all prepared in all material respects with the published rules and regulations of the SEC and in accordance with U.S. GAAP applied on a consistent basis throughout the periods involved (the “ Pro Forma Financial Statements “). The Pro Forma Financial Statements shall have been reviewed by an independent accountant registered with the Public Company Accounting Oversight Board retained by the Company and shall be in a format acceptable for inclusion on the Transaction 8-K.

Section 5.8 Commercially Reasonable Efforts .

(a) Subject to the terms and conditions of this Agreement and applicable law, each of the Company and Acquiror agrees to use its commercially reasonable efforts in good faith to take, or cause to be taken (including causing any of its Subsidiaries to take), all actions, and to do, or cause to be done, all things necessary, proper or desirable, or advisable under applicable laws and regulations or otherwise, so as to permit consummation and make effective the Merger as promptly as reasonably practicable and otherwise to enable consummation of the transactions contemplated hereby, including such actions or things as any other party hereto may reasonably request in order to cause any of the conditions to such other party’s obligations to consummate such transactions specified in Article 6 to be fully satisfied.

(b) Without limiting the generality of Section 5.8(a), the parties will, and will cause their respective officers and Subsidiaries to, and will use commercially reasonable efforts to cause their respective Affiliates, directors, employees, agents, attorneys, accountants and representatives to, consult and fully cooperate with and provide assistance to each other in (i) obtaining all necessary consents, approvals, waivers, licenses, permits, authorizations, registrations, qualifications, or other permission or action by, and giving all necessary notices to and making all necessary filings with and applications and submissions to any Person; (ii) lifting any permanent or preliminary injunction or restraining order or other similar order issued or entered by any court or Governmental Authority; and (iii) in general, consummating and making effective the transactions contemplated hereby; provided , however , that in order to obtain any consent, approval, waiver, license, permit, authorization, registration, qualification, or other permission or action or the lifting of any injunction referred to in clause (i) or (ii) of this sentence, no party will be required to pay any consideration (other than filing fees for any governmental filings or listing fees for any stock exchange), to divest itself of any of, or otherwise rearrange the composition of, its assets or to agree to any of the foregoing or to any conditions or requirements that are materially adverse to its interests or materially burdensome.

Section 5.9 Regulatory Applications ..

(a) Acquiror and the Company and their respective Subsidiaries shall cooperate and use their respective reasonable best efforts to prepare all documentation, to effect all filings and to obtain all permits, consents, approvals and authorizations of all third parties and Governmental Authorities necessary to consummate the transactions contemplated by this Agreement as promptly as reasonably practicable. Each of Acquiror and the Company shall have the right to review in advance, and to the extent practicable each will consult with the other (subject in each case to applicable laws relating to the exchange of information) with respect to, all material written information submitted to any third party or Governmental Authority in connection with the transactions contemplated by this Agreement. In exercising the foregoing right, each of Acquiror and the Company agrees to act reasonably and as promptly as practicable. Each of Acquiror and the Company agrees that it will consult with the other party hereto with respect to the obtaining of all material permits, consents, approvals and authorizations of all third parties and Governmental Authorities necessary or advisable to consummate the transactions contemplated by this Agreement and each party will keep the other party apprised of the status of material matters relating to completion of the transactions contemplated hereby.

(b) Each of Acquiror and the Company agrees, upon request, to furnish the other party with all information concerning itself, its Subsidiaries, directors, officers and stockholders and such other matters as may be reasonably necessary or advisable in connection with any filing, notice or application made by or on behalf of such other party or any of its Subsidiaries to any third party or Governmental Authority.

Section 5.10 Notification of Certain Matters . Between the date hereof and the Effective Time, each party will give prompt notice in writing to the other parties of: (i) any information that indicates that any of its representations or warranties contained herein was not true and correct in any material respect as of the date hereof or will be untrue and incorrect in any material respect at and as of the Effective Time (except for changes permitted or contemplated by this Agreement), (ii) the occurrence or non-occurrence of any event which will result, or is reasonably likely to result, in the failure of any condition set forth in Article 6, any covenant or agreement contained in this Agreement to be complied with or satisfied, (iii) any failure of a party to satisfy any condition or comply with, in any material respect, any covenant or agreement to be satisfied or complied with by it hereunder, and (iv) any notice or other communication from any third party alleging that the consent of such third party is or may be required in connection with the transactions contemplated by this Agreement or that such transactions otherwise may violate the rights of or confer remedies upon such third party; provided , however , that the delivery of any notice pursuant to this Section 5.10 will not limit or otherwise affect the remedies available hereunder to the party receiving such notice.

Section 5.11 Plan of Reorganization . This Agreement is intended to constitute a “plan of reorganization” within the meaning of section 1.368-2(g) of the income tax regulations promulgated under the Code. From and after the date of this Agreement and until the Effective Time, each party hereto shall use its commercially reasonable efforts to cause the Merger to qualify, and will not take any action, cause any action to be taken, fail to take any action or cause any action to fail to be taken which action or failure to act could prevent the Merger from qualifying, as a “reorganization” within the meaning of Section 368(a) of the Code. Following the Effective Time, neither the Surviving Corporation, Acquiror nor any of their Affiliates shall knowingly take any action, cause any action to be taken, fail to take any action or cause any action to fail to be taken, which action or failure to act could cause the Merger to fail to qualify as a “reorganization” within the meaning of Section 368(a) of the Code.

Section 5.12 State Takeover Laws . If any “fair price,” “business combination” or “control share acquisition” statute or other similar statute or regulation is or may become applicable to the Merger, Acquiror or the Company, as applicable, shall take such actions as are necessary so that the transactions contemplated by this Agreement may be consummated as promptly as practicable on the terms contemplated hereby and otherwise act to eliminate or minimize the effects of any such statute or regulation on the Merger.

ARTICLE 6.

CONDITIONS TO CONSUMMATION OF THE MERGER

Section 6.1 Conditions to Obligations of Each Party . The respective obligations of each of the parties hereto to consummate the transactions contemplated by this Agreement shall be subject to the fulfillment or written waiver by Acquiror and the Company at or prior to the Effective Time of the following conditions:

(a) No Restraints .. No temporary restraining order, preliminary or permanent injunction or other order preventing the consummation of the transactions contemplated hereby, or permitting such consummation only subject to any condition or restriction that has or would have a Material Adverse Effect shall have been issued since the date of this Agreement by any U.S. federal or state court of competent jurisdiction and shall remain in effect; and no U.S. federal or state law, statute, rule, regulation or decree that would prohibit or make the consummation of the Merger illegal shall have been enacted or adopted since the date of this Agreement and shall remain in effect.

(b) Third Party Consents . All consents and approvals of all Persons required in connection with the execution, delivery and performance of this Agreement and consummation of the Merger shall have been obtained and shall be in full force and effect, unless the failure to obtain any such consent or approval is not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Acquiror or the Company or to materially adversely affect the consummation of the Merger.

Section 6.2 Conditions to Obligation of the Company . The obligation of the Company to consummate the transactions contemplated by this Agreement is also subject to the fulfillment or written waiver by the Company at or prior to the Effective Time of each of the following conditions:

(a) Representations and Warranties ..

(1) All representations and warranties of Acquiror and MergerCo contained in this Agreement that are qualified by materiality or a Material Adverse Effect or words of similar effect shall be correct and complete in all respects as of the date hereof and as of the Effective Time, as though made on and as of the Effective Time (or, if they relate to a specific date, as if made on such specific date), and those representations and warranties of Acquiror and MergerCo contained in this Agreement that are not so qualified must be correct and complete in all material respects as of the date hereof and as of the Effective Time, as though made on and as of the Effective Time (or, if they relate to a specific date, as if made on such specific date).

(2) Notwithstanding Section 6.2(a)(1), the representations and warranties set forth in Section 4.3(e) (subject to de minimis deviations) and Section 4.3(h)(1) shall be true and correct in all respects as of the date hereof and as of the Effective Time, as though made on and as of the Effective Time.

(3) The Company shall have received a certificate, dated the Effective Date, signed on behalf of Acquiror and MergerCo by a senior executive officer to such effect.

(b) Performance of Obligations of Acquiror and MergerCo . Acquiror and MergerCo shall have performed in all material respects all covenants required to be performed by it under this Agreement at or prior to the Effective Time, and the Company shall have received certificates, dated the Effective Date, signed on behalf of Acquiror and MergerCo, respectively, by a senior executive officer to such effect.

(c) Board Matters . Acquiror shall have taken all requisite action and shall have obtained letters of resignation necessary, effective as of the Effective Time, to cause the Acquiror Board to be constituted as set forth in Exhibit C.

(d) Opinion of Counsel . Acquiror shall have delivered at the Effective Date to the Company an opinion of its counsel dated as of date of the Effective Date in form and substance reasonably satisfactory to the Company and its counsel, to the effect that (i) Acquiror is a duly and validly organized and existing corporation in good standing under the laws of the State of Nevada, and in each state where Acquiror may be qualified as a foreign corporation, with full corporate power to carry on the business in which it is engaged; (ii) the performance of this Agreement and the consummation of the transactions contemplated herein will not result in any breach or violation of any terms or provisions of or cause a default under the Acquiror Articles or Acquiror Bylaws or, to any order, rule, or regulation of any court, governmental agency or body having jurisdiction over Acquiror, or any of its activities, properties, any statute, indenture, mortgage, deed of trust, lease, loan agreement, security agreement, or other agreement or instrument to which Acquiror is a party or by which it is bound or to which any of its property is subject; (iii) no provision of the Acquiror Articles, Acquiror Bylaws, minutes or share certificates of Acquiror or any contract to which Acquiror is a party or otherwise bound or affected, prevents the Acquiror from delivering good, absolute, and marketable title to the Acquiror Common Stock to the Company as contemplated by this Agreement; (iv) Acquiror is authorized by the Acquiror Articles to issue 500,000,000 shares of the Acquiror Common Stock; (v) that as of the date of this Agreement, there were 20,955,199 shares of the Acquiror Common Stock duly and validly issued and outstanding, fully paid, and non-assessable; (vi) to the best knowledge and belief of such counsel the issuance and sale of the Acquiror Common Stock did not violate the Securities Act, or the rules and regulations of the SEC thereunder, or applicable state securities or Blue Sky Laws, and that Acquiror has no other authorized or outstanding series or class of capital stock or other securities; (viii) such counsel has no knowledge of any litigation, proceeding, or governmental investigation or labor dispute pending or threatened against or relating to Acquiror, its properties or businesses, except as set forth herein or in said opinion; and (ix) the redomestication of Acquiror from Idaho to Nevada was conducted in accordance with all applicable laws and no Acquiror stockholder approval was required for such redomestication.

(e) Cash on Hand . As of the Effective Time, Acquiror shall have not less than $220,000 of cash on hand net of any payables or other liabilities incurred by or on behalf of Acquiror.

Section 6.3 Conditions to Obligation of Acquiror and MergerCo . The obligation of Acquiror and MergerCo to consummate the Merger is also subject to the fulfillment or written waiver by Acquiror at or prior to the Effective Time of each of the following conditions:

(a) Representations and Warranties.

(1) All representations and warranties of the Company contained in this Agreement that are qualified by materiality or a Material Adverse Effect or words of similar effect shall be correct and complete in all respects as of the date hereof and as of the Effective Time, as though made on and as of the Effective Time (or, if they relate to a specific date, as if made on such specific date), and those representations and warranties of the Company contained in this Agreement that are not so qualified must be correct and complete in all material respects as of the date hereof and as of the Effective Time, as though made on and as of the Effective Time (or, if they relate to a specific date, as if made on such specific date).

(2) Notwithstanding Section 6.3(a)(1), the representations and warranties set forth in Section 4.2(e) (subject to de minimis deviations) and Section 4.2(h)(1) shall be true and correct in all respects as of the date hereof and as of the Effective Time, as though made on and as of the Effective Time.

(3) Acquiror shall have received a certificate, dated the Effective Date, signed on behalf of the Company by a senior executive officer to such effect.

(b) Performance of Obligations of the Company . The Company shall have performed in all material respects all covenants required to be performed by it under this Agreement at or prior to the Effective Time, and Acquiror shall have received, prior to the Effective Time, a certificate, dated the Effective Date, signed on behalf of the Company by a senior executive officer to such effect.

ARTICLE 7.

TERMINATION

Section 7.1 Termination . This Agreement may be terminated, and the Merger may be abandoned at any time prior to the Effective Time, whether before or after approval thereof by stockholders of the Company or Acquiror:

(a) by the mutual consent of Acquiror and the Company authorized by their respective Boards of Directors;

(b) by Acquiror or the Company in the event of either: (1) a breach by the other party of any representation or warranty contained herein, which breach cannot be or has not been cured within 15 days after the giving of written notice to the breaching party of such breach, or (2) a breach by the other party of any of the covenants or agreements contained herein, which breach cannot be or has not been cured within 15 days after the giving of written notice to the breaching party of such breach and which breach, in each case, is reasonably likely, individually or in the aggregate, to have a Material Adverse Effect on the breaching party or the Surviving Corporation;

(c) At any time prior to the Effective Time, by Acquiror or the Company in the event that the Merger is not consummated by December 31, 2010 or such later date as the Company and Acquiror may mutually agree in writing, except to the extent that the failure of the Merger then to be consummated arises out of or results from the knowing action or inaction of the party seeking to terminate pursuant to this Section 7.1(c);

Any party desiring to terminate this Agreement shall give written notice of such termination and the reasons therefor to the other party.

Section 7.2 Effect of Termination and Abandonment . In the event of any termination of this Agreement pursuant to Section 7.1, this Agreement (other than as set forth in Section 8.1 below) immediately will become void and there will be no liability or obligation on the part of any party or their respective Affiliates, stockholders, directors, officers, agents or representatives; provided , that no such termination will relieve any party of any liability or damages resulting from any willful or intentional breach of any of its representations, warranties, covenants or agreements contained in this Agreement.

ARTICLE 8.

MISCELLANEOUS

Section 8.1 Survival . No representations, warranties, agreements and covenants contained in this Agreement shall survive the Effective Time or termination of this Agreement if this Agreement is terminated prior to the Effective Time; provided, however, that (a) to the extent the agreements of the parties contained herein by their terms apply after the Effective Time, such agreements shall survive the Effective Time and (b) if this Agreement is terminated prior to the Effective Time, the agreements of the parties contained in Section 7.2 and Article 8 shall survive such termination.

Section 8.2 Waiver; Amendment . Prior to the Effective Time, any provision of this Agreement may be: (1) waived by the party benefited by the provision, or (2) amended or modified at any time, by an agreement in writing between the parties hereto approved or authorized by their respective Boards of Directors and executed in the same manner as this Agreement, except that, after approval of the Merger by the stockholders of the Company or Acquiror, no amendment may be made which under applicable law requires further approval of such stockholders without obtaining such required further approval.

Section 8.3 Counterparts . This Agreement may be executed and delivered (including by facsimile transmission) in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

Section 8.4 Governing Law . This Agreement shall be governed by and construed in accordance with the laws of the State of Florida, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof.

Section 8.5 Expenses . Each party hereto will bear all expenses incurred by it in connection with this Agreement and the transactions contemplated hereby, whether or not the Merger is consummated.

Section 8.6 Notices . All notices, requests and other communications hereunder to a party shall be in writing and shall be deemed given: (1) on the date of delivery, if personally delivered, (2) on the first Business Day following the date of dispatch, if delivered by a nationally recognized next-day courier service, or (3) on the third Business Day following the date of mailing, if mailed by registered or certified mail (return receipt requested), in each case to such party at its address set forth below or such other address as such party may specify by notice to the parties hereto.

If to the Company, to:

Clean Wind Energy, Inc.
1997 Annapolis Exchange Parkway, Suite 300
Annapolis, MD 21401

Attention: Ronald Pickett

and a copy to:

Holland & Knight LLP
701 Brickell Avenue, Suite 3000
Miami, Florida 33131
Attention: Rodney H. Bell

If to Acquiror or MergerCo, to:

Superior Silver Mines, Inc.
413 Cedar Street
Wallace, Idaho 83873
Attention: Thomas S. Smith

and a copy to:

601 W. Main Avenue, Suite 1017
Spokane, Washington 99201
Attention: Gregory B. Lipsker

Section 8.7 Entire Understanding, No Third Party Beneficiaries . This Agreement (together with the Disclosure Schedules) represents the entire understanding of the parties hereto with reference to the transactions contemplated hereby and thereby supersedes any and all other oral or written agreements heretofore made. Insofar as such Section expressly provides certain rights to the Persons named therein, nothing in this Agreement, expressed or implied, is intended to confer upon any Person, other than the parties hereto or their respective successors and permitted assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement.

Section 8.8 Assignment . Neither this Agreement nor any of the rights or obligations hereunder may be assigned by any party without the prior written consent of the other parties hereto. Subject to the foregoing, this Agreement shall be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns.

Section 8.9 Severability . If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner adverse to any party.

Section 8.10 Waiver of Jury Trial . EACH OF THE PARTIES TO THIS AGREEMENT IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT.

Section 8.11 Enforcement . The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in the Delaware Court of Chancery or any Federal court located in the State of Delaware, this being in addition to any other remedy to which they are entitled at law or in equity.

Section 8.12 Jurisdiction . Each of the parties hereto (a) consents to submit itself to the personal jurisdiction of the Delaware Court of Chancery or any Federal court located in the State of Delaware in the event any dispute arises out of this Agreement or the Merger, (b) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court, and (c) agrees that it will not bring any action arising out of or relating to this Agreement or the Merger in any court other than the Delaware Court of Chancery or any Federal court sitting in the State of Delaware.

IN WITNESS WHEREOF, each of the parties has caused this Agreement to be duly executed as of the day and year first above written.

CLEAN WIND ENERGY, INC.

By:	/s/ Ronald W. Pickett
	Name:	Ronald W. Pickett
	Its:	President

SUPERIOR SILVER MINES, INC.

By:	/s/ Thomas S. Smith
	Name:	Thomas S. Smith
	Its:	President

SUPERIOR SILVER MINES ACQUISITION CORP.

By:	/s/ Thomas S. Smith
	Name:	Thomas S. Smith
	Its:	President

(Signature Page to Agreement and Plan of Merger)

Exhibit A

(Post-Merger Certificate of Incorporation of the Company)